As filed with the Securities and Exchange Commission on October 15, 1999
 -------------------------------------------------------------------------

                                               Registration No. 333-
                                               -------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                   FORM S-3

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                         COOPER TIRE & RUBBER COMPANY
            (Exact Name of Registrant as Specified in Its Charter)


      Delaware                                  34-4297750
      (State of Incorporation)                  (I.R.S. Employer
                                                 Identification Number)

Lima & Western Avenues    Stan C. Kaiman,                 Copy of Service to:
Findlay, Ohio  45840      Secretary                       Paul W. Theiss
(419) 423-1321            Cooper Tire & Rubber Company    Mayer, Brown & Platt
(Address, Including       Lima & Western Avenues          190 South LaSalle
Zip Code, and Telephone   Findlay, Ohio  45840            Street
Number, Including Area    (419) 423-1321                  Chicago, Illinois
Code, of Registrant's     (Name, Address, Including       60603
Principal Executive       Zip Code, and Telephone
Offices)                  Number, Including Area
                          Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ( )

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: (X)

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ( )

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ( )

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ( )

                        CALCULATION OF REGISTRATION FEE

=============================================================================
                                        Proposed
Title of Each Class of              Maximum Aggregate        Amount of
Security to be Registered            Offering Price      Registration Fee (1)
-----------------------------------------------------------------------------
Debt Securities                           (2)                    -
-----------------------------------------------------------------------------
Preferred Stock, par value
$1.00 per share                          (2)(3)                  -
-----------------------------------------------------------------------------
Depositary Shares                        (2)(3)                  -
-----------------------------------------------------------------------------
Common Stock, par value $1.00
per share                                (2)(3)                  -
-----------------------------------------------------------------------------
Warrants to Purchase Debt Securities,
Preferred Stock or Common Stock            (2)                   -
-----------------------------------------------------------------------------
Total                                $1,200,000,000            $333,600
=============================================================================

(1) Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee has been calculated on the basis of the maximum aggregate offering price of all the securities listed.
(2) In no event will the aggregate offering price of Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants registered under this registration statement exceed $1,200,000,000.
(3) There is hereby registered such indeterminate amount of Preferred Stock, Depositary Shares and Common Stock as may be issued upon conversion of Debt Securities, Preferred Stock or Depositary Shares registered hereunder, for which no separate consideration will be received. In addition, there are hereby registered Preferred Share Purchase Rights which will be issued together with Common Stock registered hereunder, for which no separate consideration will be received.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED OCTOBER 15, 1999

                                 PROSPECTUS
                               $1,200,000,000


                         COOPER TIRE & RUBBER COMPANY

                               Debt Securities
                               Preferred Stock
                              Depositary Shares
                                Common Stock
                                  Warrants


     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     We may offer any of the following securities from time to time:

     -  debt securities;

     -  preferred stock;

     - fractional interests in preferred stock represented by depositary shares;

     -  common stock; and

     -  warrants to purchase debt securities, common stock or preferred stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is October 15, 1999

                               TABLE OF CONTENTS

                                  Prospectus

                                                                       Page
                                                                       ----

About This Prospectus                                                    5
Where You Can Find More Information                                      5
Forward-Looking Statements                                               6
Cooper Tire & Rubber Company                                             7
Ratios of Earnings to Fixed Charges and Earnings to Combined
  Fixed Charges and Preferred Stock Dividends                            7
Use of Proceeds                                                          8
Description of Debt Securities                                           8
Description of Common Stock                                             16
Description of Preferred Stock                                          16
Description of Depositary Shares                                        18
Description of Warrants                                                 22
Plan of Distribution                                                    23
Experts                                                                 24
Legal Matters                                                           25

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our" or similar references mean Cooper Tire & Rubber Company and its subsidiaries.


                        WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus:

     - Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 1998;

     - Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999;

     - Our Current Report on Form 8-K, dated July 27, 1999, and filed on July 30, 1999;

     - The proxy statement/prospectus of The Standard Products Company and us, dated September 14, 1999, filed as part of Amendment No. 1 to our Form S-4 Registration Statement on September 14, 1999;

     - The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, including any amendments for the purpose of updating that description; and

     - The description of our common stock contained in our registration statement filed under Section 12 of the Securities Exchange Act, including any amendment or report for the purpose of updating that description.

     We also incorporate by reference the documents listed below, which Standard Products has filed with the SEC:

     - Standard Products' Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

     - Standard Products' Current Report on Form 8-K, dated July 27, 1999, and filed with the SEC on August 3, 1999.

     You may request a copy of these filings (other than any exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus) at no cost, by writing or telephoning us at the following address:

                         Cooper Tire & Rubber Company
                            Lima & Western Avenues
                              Findlay, Ohio 45840
                           Telephone: (419) 423-1321
                              Attention: Secretary

     This prospectus is part of a registration statement we filed with the SEC. We have incorporated some exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference may contain forward-looking statements involving uncertainty and risk. It is possible our future performance may differ from expectations due to a variety of factors including but not limited to:

     -  changes in economic conditions in the world;

     -  increased competitive activity;

     -  consolidation among our competitors and customers;

     -  technology advancements;

     -  fluctuations in raw material and energy prices;

     -  changes in interest and foreign exchange rates; and

     -  other unanticipated events and conditions.

     It is not possible to foresee or identify all of these factors. Any forward-looking statements in this prospectus and the information incorporated by reference are based on assumptions and analysis made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Prospective investors are cautioned that any forward-looking statement is not a guarantee of future performance, and actual results may differ materially from those we project. We make no commitment to update any forward-looking statement included in this prospectus or the information incorporated by reference, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

                         COOPER TIRE & RUBBER COMPANY

     Our primary business is the conversion of natural and synthetic rubbers into a variety of carbon black reinforced rubber products. We manage our business as two operating segments. Our Tire Operations segment manufactures and markets automobile, truck and motorcycle tires and inner tubes. Our Engineered Products Operations segment produces and markets active and passive vibration control systems, automotive sealing systems and hose and hose assemblies.

     Our Tire Operations segment sells its products in the replacement tire market domestically and internationally to independent tire dealers, wholesale tire distributors and large retail chains. Dealers and distributors accounted for approximately 71.5 percent of all replacement passenger tires sold in the United States in 1998. During 1997, this share was approximately 71 percent and during 1996, it was approximately 69.5 percent.

     Our Engineered Products Operations segment engineers and manufactures rubber parts for automotive vehicle manufacturers. Our engineering and marketing personnel work closely with these customers to assist in the design and development of rubber products to meet their changing requirements.

     On July 27, 1999, we announced that we signed a definitive merger agreement to acquire The Standard Products Company. Standard Products' outstanding stock will be valued at $36.50 per share or approximately $584.4 million. In addition, we will assume Standard Products' outstanding debt which was approximately $206.3 million at October 1, 1999.

     Under the merger agreement, Standard Products' stock will be exchanged for $36.50 in cash or the equivalent value of our common stock subject to a collar arrangement. The exchange ratio will be determined based on the average closing price of our common stock for the 20 trading days ending five days prior to the merger's closing date. Under the formula, if the price of our common stock rises, the exchange ratio will be reduced, but not below 1.472 shares of our common stock for each share of Standard Products' stock. Further, if the price of our stock falls, the exchange ratio will increase, but not above 1.825 shares of our common stock for each share of Standard Products' stock.

     The merger agreement calls for holders of approximately 45% of Standard Products' outstanding shares to receive common stock and 55% to receive cash. If, however, the average of the high and low prices for our common stock on the merger closing date falls below $18, the entire purchase price will be paid in cash at $36.50 per share of Standard Products' stock.

     We were incorporated in Delaware in 1930. Our common stock is listed on the New York Stock Exchange under the symbol "CTB."


              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
             COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are set forth in the table below. For the purpose of computing these ratios, "earnings" consist of consolidated income before income taxes, adjusted for the portion of fixed charges deducted from such earnings. "Fixed charges" consist of interest on all indebtedness (including capital lease obligations) and amortization of debt expense, capitalized interest and the portion of interest expense on operating leases deemed representative of the interest factor.

                                            Period Ended December 31
                                     ---------------------------------------
                                      1994 1995  1996  1997  1998  1998 1999
                                     ----  ----  ----  ----  ----  ---- ----
Ratio of earnings to fixed charges   35.9  32.5  21.0  10.2  10.0  9.4  11.1
Ratio of earnings to combined fixed
fixed charges and preferred stock
dividends                            35.9  32.5  21.0  10.2  10.0  9.4  11.1



                              USE OF PROCEEDS

     Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of these securities to reduce indebtedness incurred for the purchase price of the Standard Products merger and otherwise as we require from time to time, including for other acquisitions, working capital, repayment of existing indebtedness and for other general corporate purposes. Until we use net proceeds for those purposes, we may invest them in A1 and P1 commercial paper, U.S. treasury securities and certificates of deposit or use them to reduce other borrowings.


                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of debt securities being offered. The debt securities will be issued under an indenture between us and The Chase Manhattan Bank, as Trustee, dated as of March 17, 1997.

     We have summarized the material terms of the indenture below. We have filed the indenture as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions that are important to you.


                    Principal terms of the debt securities

     The debt securities will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The indenture does not limit the amount of other indebtedness or securities which we may issue, except for limitations on our ability to incur secured indebtedness that are described below. Unless otherwise provided in a prospectus supplement, the indenture does not contain any provisions that would protect holders of debt securities if we engage in a highly leveraged transaction.

     A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

     -  their title;

     -  any limit on their total principal amount;

     -  the percentage of their principal amount at which they will be issued;

     -  the date on which they will mature;

     - if they bear interest, the interest rate or the method by which the interest rate will be determined;

     - the times at which any interest will be payable or the manner of determining the interest payment dates;

     -  the place where the principal and any interest will be payable;

     -  any optional redemption periods and the redemption price;

     - the portion of their principal amount which will be payable if their maturity is accelerated;

     -  any sinking fund requirements;

     -  whether they will be issued in registered or bearer form or both;

     -  any special U.S. Federal income tax considerations;

     -  their currency or currency unit;

     -  whether they will be convertible into other debt or equity securities;

     - whether they will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities;

     -  any information about warrants to purchase them; and

     -  any other specific terms not inconsistent with the indenture.

     The debt securities may provide that less than their entire principal amount will be paid if the maturity of the debt securities is accelerated, that they will bear no interest or that they will bear interest at a rate that at the time of the issuance of the debt securities is below market rates. All of these types of debt securities are referred to as "original issue discount securities." Special U. S. Federal income tax, accounting and other considerations apply to original issue discount securities and will be described in any prospectus supplement relating to original issue discount securities.


               Denominations, registration, transfer and payment

     Unless otherwise provided in a prospectus supplement, we will issue the debt securities in registered form without coupons or in the form of one or more global securities, as described below under "Global Securities." Unless otherwise provided in a prospectus supplement, we will issue registered securities denominated in U.S. dollars only in denominations of $1,000 or any integral multiple of $1,000. We will issue global securities in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. We will describe the denomination of debt securities denominated in a foreign or composite currency in a prospectus supplement.

     You may present registered securities for registration or transfer at the office of the registrar or at the office of any transfer agent designated by us. We have initially appointed the trustee as registrar. Although we do not charge a fee for transfers or exchanges of debt securities, we may require you to pay any tax or government-imposed charge on a transfer or exchange of debt securities.

     Unless otherwise provided in a prospectus supplement, we will pay principal and any interest on registered securities by check mailed to the address of each holder as it appears in the register. We will pay interest to the person in whose name the debt security is registered at the close of business on the day or days specified by us. The trustee's principal office in the City of New York will initially be designated as our sole paying agent for payments on registered securities.


                              Global securities

     The debt securities of a series may be represented by one or more global certificates. A global certificate representing debt securities will be deposited with, or on behalf of, The Depository Trust Company or a successor depository appointed by us and registered in the name of the depository or its nominee. The information relating to DTC below was provided to us by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of debt securities represented by global certificates under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each beneficial owner or actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

     The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. Such laws may impair a holder's ability to transfer beneficial interests in debt securities represented by global certificates.

     So long as the depository for debt securities represented by global certificates, or its nominee, is the registered owner of the global certificates, the depository or its nominee, as the case may be, will be considered the sole owner or holder of those securities represented by the global certificates for all purposes under the indenture. Except as provided below, beneficial owners of debt securities represented by global certificates will not be entitled to have debt securities represented by the global certificates registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

     To facilitate subsequent transfers of ownership, all debt securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date and who are identified in a listing attached to the omnibus proxy.

     Payments of amounts due on debt securities represented by the global certificates registered in the name of the depository or its nominee will be made by us through the trustee under the indenture or a paying agent, which may also be the trustee under the indenture, to the depository or its nominee, as the case may be, as the registered owner of the debt securities represented by the global certificates. None of us, the trustee or the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in debt securities represented by global certificates or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or our paying agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not DTC, any paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of us or our paying agent, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or our paying agent. Under those circumstances, if a successor securities depository is not obtained, security certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered.

                          Limitations on liens

     We have agreed not to, and not to permit any Restricted Subsidiary (as defined below) to, incur a lien to secure indebtedness for borrowed money on a Principal Property (as defined below) or on any shares of stock or indebtedness of a Restricted Subsidiary without equally and ratably securing the debt securities unless:

     (1) the lien existed on March 17, 1997 or at the time the Restricted Subsidiary became a Restricted Subsidiary;

     (2) the lien existed at the time we or a Restricted Subsidiary acquired the Principal Property or the stock or indebtedness;

     (3) the lien secures indebtedness incurred to finance all or some of the purchase price of the Principal Property or the stock or indebtedness;

     (4) the lien secures indebtedness incurred to finance development, operation, construction, alteration, repair or improvement costs;

     (5) the lien secures indebtedness of a Restricted Subsidiary owing to us or another Restricted Subsidiary;

     (6) the lien was incurred in connection with government contracts, including an assignment of money due or to come due under those contracts;

     (7) the lien arose in connection with legal proceedings or in the ordinary course of business and not in connection with borrowing money;

     (8) the lien secures tax-exempt obligations issued by a domestic governmental entity to finance the cost of acquiring or constructing the pledged property;

     (9) the lien extends, renews or replaces in whole or in part a permitted lien; or

    (10) our total indebtedness secured by liens on Principal Properties plus all of our and our Restricted Subsidiaries' Attributable Debt for sale and leaseback transactions entered into after March 17, 1997 does not exceed 10% of our consolidated net tangible net assets.

Any indebtedness secured by a permitted lien is excluded in determining our total secured indebtedness.

     A Restricted Subsidiary is a subsidiary:

     (1) substantially all of the property of which is located in the continental United States;

     (2) which owns or leases a Principal Property, defined as an important manufacturing plant or other facility located in the continental United States and not financed by tax-exempt industrial development bonds; and

     (3) in which our direct or indirect investment exceeds 1% of our total consolidated assets.

     Attributable Debt means:

     (1) the greater of the fair value of the real property subject to a sale and leaseback transaction or the net proceeds to the lender or investor from selling that real property; multiplied by

     (2) the unexpired initial term of the lease of that real property divided by the full initial term of that lease.


                 Limitations on sale and leaseback transactions

     We have agreed not to, and not to permit any Restricted Subsidiary to, enter into a sale and leaseback transaction covering any Principal Property unless:

     (1)  the lease has a term, including renewals, of three years or less;

     (2) we or the Restricted Subsidiary could create a lien on the Principal Property to secure indebtedness at least equal in amount to the Attributable Debt for the lease; or

     (3) within 120 days after the transaction, we retire indebtedness which has a remaining maturity of more than one year or which is extendible for more than one year in an amount equal to the greater of the net proceeds of the sale or the fair market value of the Principal Property.


                        Merger, consolidation or sale

     We may merge or consolidate with or into another corporation, or transfer all or substantially all of our properties and assets to another person without the consent of the holders of any of the debt securities outstanding, if:

     (1) either we are the surviving corporation or the surviving corporation assumes all of our obligations under the debt securities and the indenture; and

     (2)  immediately after the transaction no default exists.


                             Events of default

     When we use the term "event of default" in the indenture, here are examples of what we mean:

     -  we fail to pay the principal on any debt security when due;

     -  we fail for 30 days to pay interest when due on any debt security;

     - we fail to comply with any other covenant in the debt securities and this failure continues for 60 days after we receive written notice of it;

     - we fail to pay the principal when due of any of our other indebtedness exceeding $10,000,000; or

     - specified events occur relating to our bankruptcy, insolvency or reorganization.

     The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. You should refer to the prospectus supplement for the events of default relating to a particular series of debt securities. Except as described above, a default under our other indebtedness will not be a default under the indenture and a default under one series of debt securities will not necessarily be a default under another series.

     If an event of default for debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the debt securities of that series outstanding may require us to immediately repay all of the principal and interest due on the debt securities of that series. If the debt securities are original issue discount securities or indexed securities, then the amount that will become due and payable on acceleration will be the portion of the principal amount of the debt securities that may be specified in their terms. The holders of a majority in principal amount of all of the debt securities of that series may rescind this accelerated payment requirement, if the rescission would not conflict with any judgment or decree by a court and if all existing events of default have been cured or waived. The trustee is required to give notice to the holders of debt securities within 90 days of a default under the indenture, except that the trustee may withhold notice to the holders of any series of debt securities, except for a payment default, if the trustee considers the withholding to be in the interests of the holders.

     The indenture provides that the holders of the debt securities of any series are not permitted to institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy under the indenture unless the trustee fails to act for a period of 60 days after it has received a written request from the holders of at least 25% in principal amount of the outstanding debt securities of the series, as well as an offer to the trustee of reasonable indemnity against any costs or liabilities it may incur. This provision will not prevent, however, any holder of debt securities from instituting suit to enforce payment on the debt securities on or after their due dates.

     Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the series not joining in giving that direction.

     Within 120 days after the end of each year, we must deliver a certificate to the trustee, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture.

     We will provide holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register.

     The holders of a majority in principal amount of the debt securities may generally waive an existing default and its consequences, except a default in paying principal or interest.


                        Modification of the indenture

     The indenture may be amended without the consent of any holder of debt securities:

     -  to secure the debt securities;

     -  to permit a successor to assume our obligations under the indenture;

     -  to add to our covenants and events of default;

     -  to cure any ambiguity, defect or inconsistency;

     -  to establish the form or terms of any series of debt securities; and

     -  to provide for a successor trustee.

     The indenture may be amended with the written consent of the holders of at least a majority in principal amount of the debt securities of the series affected by the amendment. Holders of at least a majority in principal amount of the debt securities may waive our compliance with any provision of the indenture or the debt securities by giving notice to the trustee.

     However, no amendment or waiver which

     - educes the principal of or extends the fixed maturity of any debt security;

     - reduces the rate of or extends the time for payment of interest on any debt security;

     -  reduces the amount payable on redemption of any debt security;

     -  impairs the right of any holder of debt securities to sue for payment;

     - impairs any right of repayment at the option of the holders of debt securities;

     - reduces the amount of debt securities whose holders must consent to an amendment or waiver; or

     - waives a default in the payment of the principal or any premium or interest on any debt security;

will be effective against any holder without the holder's consent. The trustee may call a meeting in its discretion or upon request by us or the holders of at least 10% of the principal amount of the debt securities outstanding of that series by giving notice to the holders.


                        Defeasance and discharge

     When we use the term "defeasance," we mean discharge from all of our obligations under the indenture. Unless otherwise provided in a prospectus supplement, we may deposit with the trustee sufficient money or government securities to pay principal and any interest on the debt securities to redemption or maturity. If our obligations on all the debt securities of a series are defeased, the trustee, at our request, will release its rights and interests in any security we have issued. We are required to furnish an opinion of counsel to the effect that the proposed deposit and defeasance will not have any effect on the holders for U.S. Federal income tax purposes.

     Unless otherwise provided in a prospectus supplement, we may also elect "covenant defeasance," by which we mean discharge from some of the covenants and restrictions which apply to us under the indenture. We would still have to deposit with the trustee sufficient money or government securities to pay principal and any interest on the debt securities to redemption or maturity. We would also have to furnish an opinion of counsel to the effect that the proposed deposit and covenant defeasance will not have any effect on the holders for U.S. Federal income tax purposes.

                      DESCRIPTION OF COMMON STOCK

     Our certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, par value $1.00 per share. As of October 8, 1999, there were 75,847,362 shares of common stock outstanding.

We have provided a brief summary of the general terms of the common stock below. Our restated certificate of incorporation has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the restated certificate of incorporation for the provisions that are important to you.

     Our common stockholders may receive dividends of cash, securities or property if our Board of Directors declares these dividends. Dividends on our common stock are also subject to any preferred stockholders' rights to receive dividends. In general, our common stockholders are entitled to one vote per share on all matters which require a vote of the common stockholders. If we voluntarily or involuntarily liquidate, or dissolve or wind up our business, any preferred stockholders would be paid first, then our common stockholders would share equally, depending on the number of shares of common stock they hold, in our remaining assets available for distribution. We cannot redeem our common stock, and our common stockholders do not have subscription, conversion or preemptive rights. On May 27, 1988, preferred share purchase rights were declared as a distribution on all of our shares of common stock outstanding as of June 6, 1988, and on each share of common stock issued after that date. Any share of common stock issued pursuant to this registration statement will have a preferred stock purchase right attached to it. The preferred stock purchase rights are described in the amended and restated rights agreement, dated as of May 11, 1998, which we have incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC.

     The transfer agent and registrar for our common stock is Fifth Third
Bank.

                        DESCRIPTION OF PREFERRED STOCK

     This prospectus describes the general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock being offered. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock, and is also subject to our restated certificate of incorporation.

     We have summarized the material portions of the certificate of designations below. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock. You should read our certificate of incorporation and the certificate of designations for the provisions that are important to you.

     Our certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $1.00 per share. Our Board is authorized to designate any series of preferred stock and the powers, preferences and rights of that series of preferred stock without further shareholder action. As of the date of this prospectus, no shares of our preferred stock are outstanding.

     Our Board is authorized to determine or fix the following terms for each series of preferred stock, which will be described in a prospectus supplement:

     -  the number of shares and their designation;

     -  dividend rights;

     -  whether the shares will be redeemable and the terms of the redemption;

     -  whether and upon what terms the shares will have a sinking fund;

     - whether the shares will be convertible into or exchangeable for any other securities and the terms of the conversion or exchange;

     -  the holders' voting rights, if any;

     -  any restrictions on our ability to issue additional preferred stock;

     - the rights of the holders upon our dissolution, or upon the distribution of our assets; and

     - any other preferences, rights, qualifications, limitations or restrictions;

     If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock. These shares will not be part of any particular series of preferred stock and we may reissue them.

     When we issue shares of preferred stock, they will be fully paid and nonassessable. Unless the prospectus supplement provides otherwise:

     - each series of preferred stock will rank equally in all respects with each other outstanding series of preferred stock;

     - the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future; and

     - even if there are any sinking fund installments due on a particular series of preferred stock, we will not be restricted from purchasing, redeeming or converting shares of preferred stock.


                              Dividends

     The holders of preferred stock will be entitled to receive cash dividends if our Board declares dividends out of funds we can legally use for payment. The prospectus supplement will set forth the dividend rates and the dates on which we will pay dividends and whether the dividends will be cumulative or non-cumulative. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record as they appear on our register on the record dates fixed by our Board.

     Our Board will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared and paid or sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among each series of preferred stock and any other series of preferred stock ranking equal as to dividends. A "pro rata" declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

     Unless all dividends on a series of preferred stock have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to that series of preferred stock, except for dividends or distributions paid for with securities ranking junior to that series of preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to that series of preferred stock as to dividends or distributions upon liquidation, except by conversion into or exchange for stock junior to that series of preferred stock.


                           Liquidation

     If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of any series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement and all accrued and unpaid dividends. We will pay these amounts to the holders of each series of preferred stock and all amounts owing on any other series of preferred stock ranking equal as to distributions upon liquidation. These payments will be made out of our assets available for distribution to shareholders before any distribution is made to holders of our common stock or any other class of our stock ranking junior to that series of preferred stock as to dividends or distributions upon liquidation.

     If there are insufficient assets to pay the liquidation preferences for all equally ranked series of preferred stock in full, then we will distribute the remaining assets pro rata among all series of equally ranked preferred stock based on the aggregate liquidation preference for all outstanding shares for each series. A "pro rata" distribution means that the distribution we pay per share on each series of preferred stock ranking equal as to distributions upon liquidation will bear the same relationship to each other that the full distributable amounts per share to which the holders are respectively entitled bear to each other. After we pay the full amount of the liquidation preference to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets.

                                Voting

     No series of preferred stock will be entitled to vote except as required by applicable law or as specifically approved by us and described in the prospectus supplement, with regard to matters submitted to a general vote of our stockholders.

                          Transfer agent and registrar

     The prospectus supplement for each series of preferred stock will name the transfer agent and registrar.


                       DESCRIPTION OF DEPOSITARY SHARES

     This prospectus describes the general terms and provisions of our depositary shares. When we offer to sell depositary shares, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the depositary shares being offered.

     We have summarized the material portions of the deposit agreement below. The deposit agreement will be filed with the SEC in connection with an offering of depositary shares. You should read the deposit agreement for the provisions that are important to you.

     We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for a depositary to issue to the public receipts for depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a share of preferred stock of a specified series. These rights include dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement among us and the depositary and the holders of the depositary receipts.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to file proof of residence and pay charges.


                               Dividends

     The depositary will distribute all cash dividends or other cash distributions received to the record holders of depositary receipts in proportion to the number of depositary shares owned by them on the relevant record date. The record date will be the same date as the record date we fix for the applicable series of preferred stock.

     If we make a non-cash distribution, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines, after consultation with us, that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, adopt any other method for the distribution as it deems appropriate, including the sale of the property and distribution of the net proceeds from the sale.


                     Liquidation preference

     If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of each depositary share will receive the fraction of the liquidation preference for each share of the applicable series of preferred stock.


                          Redemption

     If the series of preferred stock underlying the depositary shares is redeemed, the depositary shares will be redeemed from the redemption proceeds of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares representing the preferred stock being redeemed. The depositary will mail the notice of redemption between 30 and 60 days prior to the date fixed for redemption to the record holders of the depositary receipts. If less than all the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata as determined by the depositary.

                               Voting

     The depositary will promptly mail information contained in any notice of meeting it receives from us to the record holders of the depositary receipts. Each record holder of depositary receipts will be entitled to instruct the depositary as to its exercise of its voting rights pertaining to the number of shares of preferred stock represented by its depositary shares. The depositary will try, if practical, to vote the preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action which the depositary may find necessary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any of the preferred stock for which it does not receive specific instructions from the holders of depositary receipts.


                        Withdrawal of preferred stock

     If a holder surrenders depositary receipts at the principal office of the depositary and pays any unpaid amount due to the depositary, the holder will be entitled to receive the number of whole shares of preferred stock and all money and other property represented by the depositary shares. Partial shares of preferred stock will not be issued. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary receipts.


                  Amendment and termination of deposit agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless approved by at least a majority of the depositary shares then outstanding. An amendment may not impair the right of any owner of any depositary shares to surrender its depositary receipt with instructions to the depositary in exchange for preferred stock, money and property, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us or the depositary only if:

     -  all outstanding depositary shares have been redeemed; or

     - there has been a final distribution to the holders of preferred stock in connection with the liquidation, dissolution or winding up of our business, and the distribution has been made to all the holders of depositary shares.


                        Charges of depositary

     We will pay all transfer and other taxes and governmental charges attributable solely to the depositary arrangements. We will pay the depositary's charges for the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all exchanges for preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges stated in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares if those charges are not paid.

                        Obligations of depositary

     The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to it and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at its principal office, and at such other places as it may from time to time deem advisable, any reports and communications received from us.

     We will not assume, and the depositary will not assume, any obligation or any liability under the deposit agreement to holders of depositary receipts other than for gross negligence or willful misconduct. We will not be liable, and the depositary will not be liable, if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to the performance in good faith of our and their duties. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless we and/or the depositary receives satisfactory indemnity. We and the depositary may rely on written advice of our counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give this information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.


                     Resignation and removal of depositary

     The depositary may resign at any time by delivering to us notice of its election to do so. We may also at any time remove the depositary. The resignation or removal will take effect after a successor depositary is appointed and has accepted the appointment. We must appoint a successor within 60 days after delivery of the notice for resignation or removal and the successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


                    U.S. Federal income tax consequences

     Owners of the depositary shares will be treated for U.S. Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for U.S. Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

     - no gain or loss will be recognized for U.S. Federal income tax purposes upon the receipt of preferred stock in exchange for depositary shares;

     - the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and

     - the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.

                        DESCRIPTION OF WARRANTS

     This prospectus describes the general terms and provisions of the warrants. When we offer to sell warrants, we will describe the specific terms of the warrants and warrant agreement in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the warrants being offered.

     We have summarized the material portions of the warrant agreement below. The warrant agreement will be filed with the SEC in connection with an offering of warrants. You should read the warrant agreement for the provisions that are important to you.

     We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued alone or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.


                             Debt warrants

     The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those debt warrants, including the following:

     -  their title;

     -  their offering price;

     -  their aggregate number;

     - the designation and terms of the debt securities that can be purchased when they are exercised;

     - the designation and terms of the debt securities that are issued with the warrants and the number of warrants issued with each debt security;

     - the date when they and any debt securities issued will be separately transferable;

     - the principal amount of debt securities that can be purchased when they are exercised and the purchase price;

     - the date on which the right to exercise the warrants begins and the date on which the right expires;

     - the minimum or maximum amount of warrants that may be exercised at any one time;

     - whether they and the debt securities that may be issued when they are exercised will be issued in registered or bearer form;

     -  information about book-entry procedures;

     - the currency or currency units in which the offering price and the exercise price are payable;

     -  a discussion of material U. S. Federal income tax considerations;

     -  the antidilution provisions; and

     -  the redemption or call provisions.


                                 Stock warrants

     The prospectus supplement relating to particular issue of warrants to issue common stock or preferred stock will describe the terms of those stock warrants, including the following:

     -  their title;

     -  their offering price;

     -  their aggregate number;

     - the designation and terms of the common stock or preferred stock that can be purchased when they are exercised;

     - the designation and terms of the common stock or preferred stock that are issued with the warrants and the number of warrants issued with each share of common stock or preferred stock;

     - the date when they and any common stock or preferred stock issued will be separately transferable;

     - the number of shares of common stock or preferred stock that can be purchased when they are exercised and the purchase price;

     - the date on which the right to exercise the warrants begins and the date on which the right expires;

     - the minimum or maximum amount of warrants that may be exercised at any one time;

     - the currency or currency units in which the offering price and the exercise price are payable;

     -  a discussion of material U.S. Federal income tax considerations;

     -  the antidilution provisions; and

     -  the redemption or call provisions.


                           PLAN OF DISTRIBUTION

     We may sell the securities in any one or more of the following ways:

     -  directly to investors;

     -  to investors through agents or dealers;

     - through underwriting syndicates led by one or more managing underwriters; or

     -  through one or more underwriters acting alone.

For each offering of securities, the prospectus supplement will describe the plan of distribution.

     If we use underwriters in the sale, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered, if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

     We may use agents in the sale of securities. Unless otherwise indicated in a prospectus supplement, the agents will be acting on a best efforts basis for the period of their appointment.

     If we use a dealer in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices it determines at the time of resale.

     We may also sell the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by a remarketing firm acting as principals for their own accounts or as our agents. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

     We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date and on terms described in the prospectus supplement. This type of contract may be made only with institutions that we specifically approve. These institutions include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

     We will identify any underwriters, dealers or agents and describe their compensation, including any discounts or commissions, in a prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions.

     We may agree to indemnify the underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of their business.


                                  EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements and schedule are incorporated by reference herein in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The financial statements and schedules of The Standard Products Company incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of that firm as experts in giving these reports.


                                 LEGAL MATTERS

     The validity of the securities we are offering will be passed upon for us by Richard D. Teeple, Esq., our General Counsel. As of October 8, 1999, Mr. Teeple owned 45,511 shares, and held options to acquire 30,100 additional shares, of our common stock. Some legal matters will be passed upon for the purchasers by Mayer, Brown & Platt, Chicago, Illinois.


                                    PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by the Registrant:

     SEC registration fee. . . . . . . . . . . . . . . . . . . . .   $333,600
	*Printing and duplicating expenses . . . . . . . . . . . . .    100,000
	*Legal fees and expenses . . . . . . . . . . . . . . . . . .    100,000
	*Blue Sky fees and expenses. . . . . . . . . . . . . . . . .     15,000
	*Accounting fees and expenses. . . . . . . . . . . . . . . .     75,000
	*Trustee's and transfer agent's fees and expenses. . . . . .     75,000
	*Rating agency fees. . . . . . . . . . . . . . . . . . . . .    100,000
	*Miscellaneous expenses. . . . . . . . . . . . . . . . . . .     16,400
                                                                      -------
	*Total . . . . . . . . . . . . . . . . . . . . . . . . . . .   $815,000
                                                                      =======
*Estimated

Item 15.  Indemnification of Directors and Officers.

     The form of Underwriting Agreement filed as an exhibit hereto and hereby incorporated herein by reference contains certain provisions relating to indemnification of the Registrant's directors and officers.

     Section 145 of the Delaware General Corporation Law expressly permits indemnification of officers, directors and employees of Delaware corporations against claims, judgements and expenses arising in connection with legal or administrative proceedings or otherwise, including amounts paid in settlement of a claim or litigation, if the officer, director or employee acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation.

     The Registrant's Bylaws provide that any officer, director or employee who is threatened to be or is made a party to any action, by reason of the fact that he or she is or was an officer, director or employee, shall be indemnified against expenses (including attorneys' fees) incurred by him or her in connection with the action to the fullest extent provided under Section 145 of the Delaware General Corporation Law. The Registrant maintains an insurance policy pursuant to which the Registrant is to be reimbursed (subject to certain deductibles) for amounts it may be required or permitted by law to pay to indemnify officers, directors or employees.

Item 16.  Exhibits and Financial Statement Schedules.

     See the Exhibit Index, which is hereby incorporated herein by reference.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(i) and (a)(ii) do
               not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio on the 15 day of October, 1999.

                                    COOPER TIRE & RUBBER COMPANY

                                    By:
                                    Name:
                                    Title:

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                    Date
---------                       -----                    ----

/s/ Patrick W. Rooney
------------------------
PATRICK W. ROONEY*       Chairman of the Board,          October 15, 1999
                         Chief Executive Officer
                         and Director
                         (Principal Executive Officer)

/s/ Thomas A. Dattilo
------------------------
THOMAS A. DATTILO*       President, Chief Operating      October 15, 1999
                         Officer and Director

/s/ John Fahl
------------------------
JOHN FAHL*               Vice President and Director     October 15, 1999

/s/ Philip G. Weaver
------------------------
PHILIP G. WEAVER*        Vice President and Chief        October 15, 1999
                         Financial Officer
                         (Principal Financial Officer)

/s/ Eileen B. White
------------------------
EILEEN B. WHITE*         Corporate Controller            October 15, 1999
                         (Principal Accounting Officer)

/s/ Arthur H. Aronson
------------------------
ARTHUR H. ARONSON*       Director                        October 15, 1999

/s/ Edsel D. Dunford
------------------------
EDSEL D. DUNFORD*        Director                        October 15, 1999

/s/ Deborah M. Fretz
------------------------
DEBORAH M. FRETZ*        Director                        October 15, 1999

/s/ Dennis J. Gormley
------------------------
DENNIS J. GORMLEY*       Director                        October 15, 1999

/s/ John F. Meier
------------------------
JOHN F. MEIER*           Director                        October 15, 1999


/s/ Byron O. Pond
------------------------
BYRON O. POND*           Director                        October 15, 1999

/s/ John H. Shuey
------------------------
JOHN H. SHUEY*           Director                        October 15, 1999



*By
   --------------------------------
   Attorney-in-fact

                               INDEX TO EXHIBITS

Exhibit
Number                         Document Description

   1*     Form of Underwriting Agreement.

   2 Agreement and Plan of Merger, dated as of July 27, 1999, by and among Cooper Tire & Rubber Company, CTB Acquisition Company and The Standard Products Company (incorporated by reference to Appendix A to the proxy statement/prospectus of The Standard Products Company and Cooper Tire & Rubber Company, dated September 14, 1999, filed as part of Amendment No. 1 to Cooper Tire & Rubber Company's Form S-4 Registration Statement on September 14, 1999.

 4.1 Indenture dated as of March 17, 1997 from Cooper Tire & Rubber Company to The Chase Manhattan Bank, as Trustee.

 4.2 Amended and Restated Rights Agreement dated as of May 11, 1998 between Cooper Tire & Rubber Company and The Fifth Third Bank, as Rights Agent (incorporated by reference to Exhibit 4 to Cooper Tire & Rubber Company's Form 8-K dated May 15, 1998)

   5 Opinion of Richard D. Teeple, Esq., General Counsel of Cooper Tire & Rubber Company as to the legality of the securities being registered

12.1      Computation of Ratio of Earnings to Fixed Charges

12.2 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1 Consent of Richard D. Teeple, Esq. (included in the opinion filed as Exhibit 5)

23.2      Consent of Ernst & Young LLP

23.3      Consent of Arthur Andersen LLP

  24      Powers of Attorney

  25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.


*To be filed by amendment.

                                                             Exhibit 4.1



                       COOPER TIRE & RUBBER COMPANY



                                   AND



                    THE CHASE MANHATTAN BANK, as Trustee










                                 INDENTURE



                       Dated as of March 17, 1997

                            CROSS REFERENCE SHEET*

     Provisions of Trust Indenture Act of 1939 and Indenture dated as of March 17, 1997, between Cooper Tire & Rubber Company and The Chase Manhattan Bank, as Trustee:

Section of the Act	                    Section of Indenture
------------------                          --------------------

310(a)(1), (2) and (5)                      6.9, 3.3
310(a)(3) and (4)                           Inapplicable
310(b)                                      6.8 and 6.10(a), (b) and (d)
310(c)                                      Inapplicable
311(a)                                      6.13(a) and (c)
311(b)                                      6.13(b)
311(c)                                      Inapplicable
312(a)                                      4.1 and 4.2(a)
312(b)                                      4.2(b)
312(c)                                      4.2(c)
313(a)                                      4.4(a)
313(b)(1)                                   Inapplicable
313(b)(2)                                   4.4(b)
313(c)                                      4.4(c)
313(d)                                      4.4(d)
314(a)                                      4.3, 3.5
314(b)                                      Inapplicable
314(c)(1) and (2)                           11.5
314(c)(3)                                   Inapplicable
314(d)                                      Inapplicable
314(e)                                      11.5
314(f)                                      Inapplicable
315(a), (c) and (d)                         6.1
315(b)                                      5.11
315(e)                                      5.12
316(a)(1)                                   5.9 and 5.10
316(a)(2)                                   Not required
316(a) (last sentence)                      7.4
316(b)                                      5.7
316(c)                                      7.6
317(a)                                      5.2
317(b)                                      3.4(a) and (b)
318(a)                                      11.7

*This Cross Reference Sheet is not part of the Indenture.

                              TABLE OF CONTENTS

                                                                        Page
                                                                        ----
                                 ARTICLE I

                                DEFINITIONS

SECTION 1.1.     Certain Terms Defined                                    1
     "Attributable Debt"                                                  1
     "Board of Directors"                                                 1
     "Business Day"                                                       2
     "Commission"                                                         2
     "Company"                                                            2
     "Company Notice"                                                     2
     "Component Currency"                                                 2
     "Consolidated Net Tangible Assets"                                   2
     "Conversion Date"                                                    2
     "Corporate Trust Office"                                             2
     "Coupon"                                                             2
     "Coupon Security"                                                    2
     "Currency Determination Agent"                                       2
     "covenant defeasance"                                                2
     "defaulted interest"                                                 2
     "defeasance"                                                         2
     "Depositary"                                                         2
     "Depositary Security"                                                3
     "Dollar"                                                             3
     "Dollar Equivalent of the ECU"                                       3
     "Dollar Equivalent of the Foreign Currency"                          3
     "ECU"                                                                3
     "European Communities"                                               3
     "Event of Default"                                                   3
     "Exchange Rate Officer's Certificate"                                3
     "Foreign Currency"                                                   3
     "Government Obligations"                                             3
     "Holder", "Holder of Securities", "Securityholder"                   4
     "Indenture"                                                          4
     "interest",                                                          4
     "Market Exchange Rate"                                               4
     "Officers' Certificate"                                              4
     "Official ECU Exchange Rate"                                         4
     "Opinion of Counsel"                                                 4
     "original issue date"                                                4
     "Original Issue Discount Security"                                   4
     "Outstanding"                                                        4
     "Paying Agent"                                                       5
     "Person"                                                             5
     "Place of Payment"                                                   5
     "principal"                                                          5
     "Principal Property"                                                 5
     "Registered Holder"                                                  5
     "Registered Security"                                                5
     "Responsible Officer"                                                5
     "Restricted Subsidiary"                                              5
     "sale and leaseback transaction"                                     6
     "Security" or "Securities"                                           6
     "Series" or "Series of Securities"                                   6
     "Specified Amount"                                                   6
     "Subsidiary"                                                         6
     "Tranche"                                                            6
     "Trustee"                                                            6

     "Trust Indenture Act of 1939"                                        6
     "United States of America"                                           6
     "Unregistered Security"                                              6
     "Unrestricted Subsidiary"                                            6
     "U.S. Person"                                                        6
     "Valuation Date"                                                     6
     "Vice President" or "vice president"                                 6

                              ARTICLE II

                              SECURITIES

SECTION 2.1.   Forms Generally                                            7
SECTION 2.2.   Form of Trustee's Certificate of Authentication            7
SECTION 2.3.   Amount Unlimited; Issuable in Series                       7
SECTION 2.4.   Authentication and Delivery of Securities                  9
SECTION 2.5.   Execution of Securities                                   10
SECTION 2.6.   Certificate of Authentication                             11
SECTION 2.7.   Denomination and Date of Securities; Payment of Interest  11
SECTION 2.8.   Registration, Transfer and Exchange                       13
SECTION 2.9.   Mutilated, Defaced, Destroyed, Lost and Stolen Securities 14
SECTION 2.10.  Cancellation of Securities, Destruction Thereof           15
SECTION 2.11.  Temporary Securities                                      15
SECTION 2.12.  Currency and Manner of Payments in Respect of Securities  16
SECTION 2.13.  Compliance with Certain Laws and Regulations              19
SECTION 2.14.  Securities Issuable in the Form of a Depositary Security  19

                               ARTICLE III

                         CONVENANTS OF THE ISSUER

SECTION 3.1.   Payment of Principal and Interest                         20
SECTION 3.2.   Offices for Payment, etc.                                 21
SECTION 3.3.   Appointment to Fill a Vacancy in Office of Trustee        21
SECTION 3.4.   Paying Agents                                             21
SECTION 3.5.   Written Statement to Trustee                              22
SECTION 3.6.   Corporate Existence                                       22
SECTION 3.7.   Maintenance of Principal Properties                       22
SECTION 3.8.   Payment of Taxes and Other Claims                         23
SECTION 3.9.   Limitation upon Liens                                     23
SECTION 3.10.  Limitation upon Sales and Leasebacks                      25
SECTION 3.11.  Waiver of Certain Covenants                               26

                                 ARTICLE IV

                  SECURITYHOLDERS' LISTS AND REPORTS BY THE
                            ISSUER AND THE TRUSTEE

SECTION 4.1.   Company to Furnish Trustee Information as to Names and
               Addresses of Securityholders                              26
SECTION 4.2.   Preservation and Disclosure of Securityholders' Lists     26
SECTION 4.3.   Reports by the Company                                    27
SECTION 4.4.   Reports by the Trustee                                    28

                                  ARTICLE V

                  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                             ON EVENT OF DEFAULT

SECTION 5.1.   Event of Default Defined; Acceleration of Maturity;
               Waiver of Default                                         29
SECTION 5.2.   Collection of Indebtedness by Trustee; Trustee May
               Prove Debt                                                31

SECTION 5.3.   Application of Proceeds                                   33
SECTION 5.4.   Suits for Enforcement                                     34
SECTION 5.5.   Restoration of Rights on Abandonment of Proceedings       34
SECTION 5.6.   Limitations on Suits by Securityholders                   34
SECTION 5.7.   Unconditional Right of Securityholders to Institute
               Certain Suits                                             35
SECTION 5.8.   Powers and Remedies Cumulative; Delay or Omission Not
               Waiver of Default                                         35
SECTION 5.9.   Control by Securityholders                                35
SECTION 5.10.  Waiver of Past Defaults                                   36
SECTION 5.11.  Trustee to Give Notice of Default, But May Withhold in
               Certain Circumstances                                     36
SECTION 5.12.  Right of Court to Require Filing of Undertaking to
               Pay Costs                                                 36

                                ARTICLE VI

                          CONCERNING THE TRUSTEE

SECTION 6.1.   Duties and Responsibilities of the Trustee; During
               Default; Prior to Default                                 36
SECTION 6.2.   Certain Rights of the Trustee                             37
SECTION 6.3.   Trustee Not Responsible for Recitals; Disposition of
               Securities or Application of Proceeds Thereof             38
SECTION 6.4.   Trustee and Agents May Hold Securities; Collections; etc. 38
SECTION 6.5.   Moneys Held by Trustee                                    39
SECTION 6.6.   Compensation and Indemnification of Trustee and Its
               Prior Claim                                               39
SECTION 6.7.   Right of Trustee to Rely on Officers' Certificate, etc.   39
SECTION 6.8.   Disqualification of Trustee; Conflicting Interests        39
SECTION 6.9.   Persons Eligible for Appointment of Successor Trustee     39

SECTION 6.10.  Resignation and Removal; Appointment of Successor
               Trustee                                                   40
SECTION 6.11.  Acceptance of Appointment by Successor Trustee            41
SECTION 6.12.  Merger, Conversion, Consolidation or Succession to
               Business of Trustee                                       42
SECTION 6.13.  Preferential Collection of Claims Against the Company     42

                                ARTICLE VII

                       CONCERING THE SECURITYHOLDERS

SECTION 7.1.   Evidence of Action Taken by Securityholders               45
SECTION 7.2.   Proof of Execution of Instruments                         46
SECTION 7.3.   Holders to Be Treated as Owners                           46
SECTION 7.4.   Securities Owned by Company Deemed Not Outstanding        46
SECTION 7.5.   Right of Revocation of Action Taken                       47
SECTION 7.6.   Record Date for Determination of Holders Entitled to Vote 47

                              ARTICLE VIII

                         SUPPLEMENTAL INDENTURES

SECTION 8.1.   Supplemental Indentures Without Consent of
               Securityholders                                           47
SECTION 8.2.   Supplemental Indentures With Consent of Securityholders   48
SECTION 8.3.   Effect of Supplemental Indenture                          49
SECTION 8.4.   Documents to Be Given to Trustee                          49
SECTION 8.5.   Notation on Securities in Respect of Supplemental
               Indentures                                                50

                               ARTICLE IX

                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1.   Company May Consolidate, etc., on Certain Terms           50
SECTION 9.2.   Successor Corporation Substituted                         50
SECTION 9.3.   Opinion of Counsel to Trustee                             51


                                ARTICLE X

             SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 10.1.  Satisfaction and Discharge of Indenture                   51
SECTION 10.2.  Application by Trustee of Funds Deposited for Payment
               of Securities                                             54
SECTION 10.3.  Repayment of Moneys Held by Paying Agent                  54
SECTION 10.4.  Return of Unclaimed Moneys Held by Trustee and Paying
               Agent                                                     54
SECTION 10.5.  Reinstatement of Company's Obligations                    55

                                ARTICLE XI

                        MISCELLANEOUS PROVISIONS

SECTION 11.1.  Incorporators, Stockholders, Officers and Directors of
               Company Exempt from Individual Liability                  55
SECTION 11.2.  Provisions of Indenture for the Sole Benefit of Parties
               and Securityholders                                       55
SECTION 11.3.  Successors and Assigns of Company Bound by Indenture      55
SECTION 11.4.  Notices and Demands on Company Trustee and
               Securityholders                                           55
SECTION 11.5.  Officers' Certificates and Opinions of Counsel;
               Statements to Be Contained Therein                        56
SECTION 11.6.  Payments Due on Saturdays, Sundays and Holidays           57
SECTION 11.7.  Conflict of Any Provision of Indenture with Trust
               Indenture Act of 1939                                     57
SECTION 11.8.  New York Law to Govern                                    57
SECTION 11.9.  Counterparts                                              57
SECTION 11.10. Effect of Headings; Gender                                57
SECTION 11.11. Determination of Principal Amount                         57

                               ARTICLE XII

                REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 12.1.  Applicability of Article                                  58
SECTION 12.2.  Notice of Redemption; Partial Redemptions                 58
SECTION 12.3.  Payment of Securities Called for Redemption               59
SECTION 12.4.  Exclusion of Certain Securities from Eligibility for
               Selection for Redemption                                  60
SECTION 12.5.  Mandatory and Optional Sinking Funds                      60
SECTION 12.6.  Repayment at the Option of the Holders                    62

                              ARTICLE XIIII

                            HOLDERS' MEETINGS

SECTION 13.1.  Purposes of Meetings                                      62
SECTION 13.2.  Call of Meetings by Trustee                               62
SECTION 13.3.  Call of Meetings by Company or Holders                    62
SECTION 13.4.  Qualifications for Voting                                 62
SECTION 13.5.  Regulations                                               62
SECTION 13.6.  Voting                                                    64
SECTION 13.7.  No Delay of Rights by Meetings                            64

     THIS INDENTURE, dated as of March 17, 1997 between COOPER TIRE & RUBBER COMPANY, a Delaware corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Trustee").

                          W I T N E S S E T H:

     WHEREAS, the Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more Series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture; and in order to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

     NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

                                 ARTICLE I

                               DEFINITIONS

     SECTION 1.1. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

     "Attributable Debt" means, as of any date upon which a determination of the amount thereof shall be computed, an amount determined by multiplying the greater, at the time a sale and leaseback transaction was entered into, of (i) the fair value of the real property subject to such arrangement (as determined by the Company) or (ii) the net proceeds of the sale of such real property to the lender or investor, by a fraction of which the numerator shall be the unexpired initial term of the lease of such real property as of the date of determination of such computation and of which the denominator shall be the full initial term of such lease. Attributable Debt shall not include any such arrangement for financing air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds which are tax exempt pursuant to Section 103 of the United States Internal Revenue Code, as amended (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

     "Board of Directors" means either the Board of Directors of the Company or any committee of such Board and duly authorized to act hereunder.
                                                                        1

     "Business Day" means, except as may otherwise be provided in the form of Securities of any particular Series, with respect to any Place of Payment, any day, other than a Saturday or Sunday, that is not a legal holiday, or a day on which banking institutions are authorized or required by law or regulation to close in the city in which the Corporate Trust Office is located or such Place of Payment, or, with respect to Securities denominated in a Foreign Currency, the capital city of the country of such Foreign Currency, or, with respect to Securities denominated in ECU, Brussels, Belgium.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Company" means (except as otherwise provided in Article VI) Cooper Tire & Rubber Company, a Delaware corporation, and, subject to Article IX, its successors and assigns.

     "Company Notice" means the confirmation of the Company signed by an officer, transmitted by facsimile and confirmed in writing to the Trustee of the terms of the issuance of any Securities issuable in Tranches.

     "Component Currency" has the meaning specified in Section 2.12.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof constituting Funded Debt by reason of being extendible or renewable) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (excluding intangible assets which offset recorded liabilities), all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

     "Conversion Date" has the meaning specified in Section 2.12.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697,
Attention: Global Trust Services, facsimile: (212) 946-8158.

     "Coupon" means any interest coupon appertaining to any Security.

     "Coupon Security" means any Security authenticated and delivered with one or more Coupons appertaining thereto.

     "Currency Determination Agent" means the New York Clearing House Bank, if any, from time to time selected by the Company for purposes of Section 2.12.

     "covenant defeasance" has the meaning specified in Section 10.1(b)(iii).

     "defaulted interest" has the meaning specified in Section 2.7.

     "defeasance" has the meaning specified in Section 10.1(b)(iii).

     "Depositary" means, with respect to Securities of any Series for which the Company shall determine that such Securities will be issued as a Depositary Security, The Depository Trust Company, New York, New York, or another clearing agency or any successor registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to
Sections 2.3 and 2.14.
                                                                        2

     "Depositary Security" means, with respect to any series of Securities, a Security executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a resolution of the Board of Directors or otherwise as contemplated by Section 2.3, which (i) shall be registered as to principal and interest in the name of the Depositary or its nominee and (ii) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such Series.

     "Dollar" means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

     "Dollar Equivalent of the ECU" has the meaning specified in Section 2.12.

     "Dollar Equivalent of the Foreign Currency" has the meaning specified in
Section 2.12.

     "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

     "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

     "Event of Default" means any event or condition specified as such in
Section 5.1.

     "Exchange Rate Officer's Certificate" means a facsimile or a certificate setting forth the applicable Official ECU Exchange Rate and the Dollar or Foreign Currency amounts payable on the basis of such Official ECU Exchange Rate in respect of the principal of and interest on Registered Securities, signed (in either case) by the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company and delivered to the Trustee.

     "Foreign Currency" means a currency issued by the government of any country other than the United States.

     "Funded Debt" means all indebtedness for money borrowed, or evidenced by a bond, debenture, note or similar instrument or agreement whether or not for money borrowed, having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

     "Government Obligations" means, unless otherwise specified pursuant to
Section 2.3, securities which are (i) direct obligations of the government which issued the currency in which the Securities of any Series are payable or
(ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the government which issued the currency in which the Securities of such Series are payable, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are payable in the currency in which the Securities of such Series are payable and are not callable or redeemable at the option of the issuer thereof.

     "Holder", "Holder of Securities", "Securityholder" or other similar terms mean the bearer of an Unregistered Security or a Registered Holder of a Registered Security and, when used with respect to any Coupon, mean the bearer thereof.

                                                                        3

     "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as provided herein, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.

     "interest", when used with respect to non-interest bearing Securities, means interest payable at maturity.

     "Market Exchange Rate" has the meaning specified in Section 2.12.

     "Officers' Certificate" means a certificate signed on behalf of the Company by the Chairman of the Board of Directors or the Vice Chairman or the President, Controller or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.

     "Official ECU Exchange Rate" applicable to any currency with respect to any payment to be made hereunder, means the exchange rate between the ECU and such currency reported by the Commission of the European Communities (currently based on the rates in effect at 2:30 p.m., Brussels time, on the relevant exchange markets) or if such exchange rate ceases to be so reported, then such exchange rate shall be determined by the Currency Determination Agent using, in its sole discretion and without liability on its part, quotations from one or more major banks in New York City or such other quotations as the Currency Determination Agent shall deem appropriate, on the applicable record date.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

     "original issue date" of any Security (or portion thereof) means the date set forth as such on such Security.

     "Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1.

     "Outstanding" (except as otherwise provided in Section 6.8), when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

          Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount and in the specified currency or currency unit shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the holders of such Securities (if the Company shall act as its own Paying Agent), provided that, if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided herein, or provision satisfactory to the Trustee shall have been made for giving such notice; and


                                                                        4

          Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee and the Company is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

     "Paying Agent" means any Person (which may include the Company) authorized by the Company to pay the principal of or interest, if any, on any Security on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment", when used with respect to the Securities of any Series, means the place or places where the principal of and interest, if any, on the Securities of that Series are payable as specified pursuant to Section 3.2.

     "principal" whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

     "Principal Property" means any manufacturing plant or other facility which is located within the continental United States of America and is owned or leased by the Company or any Restricted Subsidiary, except any such plant or facility (i) which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and facilities as to which such a declaration has been made, are so declared by the Board of Directors to be not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety or (ii) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the United States Internal Revenue Code, as amended (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

     "Registered Holder", when used with respect to a Registered Security, means the person in whose name such Security is registered in the Security register.

     "Registered Security" means any Security registered in the Security register.

     "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor Office) of the Trustee including any vice president, assistant vice president, assistant secretary, senior trust officer, trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Subsidiary" means any Subsidiary (i) substantially all the property of which is located within the continental United States of America,
(ii) which owns or leases a Principal Property and (iii) in which the Company's investment, direct or indirect and whether in the form of equity, debt or advances, as shown on the consolidating balance sheet used in the preparation of the latest quarterly consolidated financial statements of the Company preceding the date of determination, is in excess of 1% of the total consolidated assets of the Company as shown on such quarterly consolidated financial statements.
                                                                        5

     "sale and leaseback transaction" has the meaning specified in Section
3.10.

     "Security" or "Securities" (except as otherwise provided in Section 6.8) has the meaning stated in the first recital of this Indenture.

     "Series" or "Series of Securities" means a series of Securities. Except in Sections 1.1 "Outstanding", 2.3 and 7.4 and Articles V, VI and XI, the terms "Series" or "Series of Securities" shall also mean a Tranche in the event that the applicable Series may be issued in separate Tranches.

     "Specified Amount" has the meaning specified in Section 2.12.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Tranche" means all Securities of the same Series which have the same issue date, maturity date, interest rate or method of determining interest, redemption and repayment provisions, interest payment dates and, in the case of Original Issue Discount Securities, which have the same issue price.

     "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article VI, any successor trustee.

     "Trust Indenture Act of 1939" (except as otherwise provided in Sections
8.1 and 8.2) means the Trust Indenture Act of 1939 (as amended by the Trust Indenture Reform Act of 1990), as in force at the date as of which this Indenture was originally executed.

     "United States of America" means the United States of America, excluding its territories and possessions, but including the Commonwealth of Puerto Rico.

     "Unregistered Security" means any Security not registered in the Security register as to principal.

     "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

     "U.S. Person" means a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America or any political subdivision thereof or an estate or trust the income of which is subject to United States of America federal income taxation regardless of whether such income is from sources within or without the United States of America or whether or not such income is effectively connected with the conduct of a trade or business within the United States of America.

     "Valuation Date" has the meaning specified in Section 2.12.

     "Vice President" or "vice president" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president".

                                                                        6

                               ARTICLE II

                              SECURITIES

     SECTION 2.1. Forms Generally. The Securities of each Series and the Coupons, if any, shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each Series of Securities, including the currency or denomination, which may be Dollars, Foreign Currency or ECU) and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of the Securities and Coupons, if any.

     The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

     SECTION 2.2. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

     This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

                                    as Trustee

						By
						   Authorized Officer

						[or

                                    as Authentication Agent

						By
						   Authorized Officer]

     SECTION 2.3. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. There shall be established in or pursuant to a resolution of the Board of Directors (including by persons duly authorized thereby) and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series:

          the title of the Securities of the Series (which title shall distinguish the Securities of the Series from all other Securities issued by the Company);

          any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.8, 2.9, 2.11 or 12.3);
                                                                        7
          if other than 100% of their principal amount, the percentage of their principal amount at which the Securities of the Series will be offered;

          the date or dates on which the principal of the Securities of the Series is payable;

          the rate or rates (which may be fixed or variable), or the method or methods of determination thereof, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, in the case of Registered Securities, the record dates for the determination of Holders to whom interest is payable;

          the place or places where the principal and interest on Securities of the Series shall be payable (if other than as provided in Section 3.2);

          the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

          if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity pursuant to Section 5.1 or provable in bankruptcy pursuant to Section 5.2;

          the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a Holder thereof and the price or prices in the currency or currency unit in which the Securities of such Series are payable, at which and the period or periods within which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          the issuance as Registered Securities or Unregistered Securities or both and the rights of the Holders to exchange Unregistered Securities for Registered Securities of the Series or to exchange Registered Securities of the Series for Unregistered Securities of the Series and the circumstances under which any such exchanges, if permitted, may be made;

          whether and under what circumstances the Company will pay additional amounts on the Securities of the Series held by a Person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

          if other than denominations of $1,000 and any integral multiple thereof, the denominations, which may be in Dollars, any Foreign Currency or ECU, in which Securities of the Series shall be issuable;

          the form of the Securities (or forms thereof if Unregistered and Registered Securities shall be issuable in such Series), including such legends as required by law or as the Company deems necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any certificates which may be required hereunder or which the Company may require in connection with the offering, sale, delivery or exchange of Unregistered Securities;

          the currency or currencies, or currency unit or currency units in which payments of interest or principal and other amounts payable with respect to the Securities of the Series are to be denominated, payable, redeemable or repurchasable, as the case may be;
                                                                        8
          whether Securities of the Series are issuable in Tranches;

          whether, and under what circumstances, the Securities of any Series shall be convertible into Securities of any other Series;

          if other than the Trustee, any trustees, authenticating or Paying Agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;

          if the Securities of such Series do not bear interest, the applicable dates for purposes of Section 4.1;

          whether the Securities of such Series are to be issuable in whole or in part in the form of one or more Depositary Securities and, in such case, the Depositary for such Securities;

          the application, if any, of either or both of Sections 10.1(b)(ii) and 10.1(b)(iii) to the Securities of the Series; and

          any other terms or conditions upon which the Securities of the Series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).

     All Securities of any one Series shall be substantially identical except as to denomination, except as provided in the immediately succeeding paragraph and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series.

     Each Series may be issued in one or more Tranches. Except as provided in the foregoing paragraph, all Securities of a Tranche shall have the same issue date, maturity date, interest rate or method of determining interest, redemption and repayment provisions, interest payment dates and, in the case of Original Issue Discount Securities, the same issue price.

     SECTION 2.4. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series having attached thereto appropriate Coupons, if any, executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by both (i) the Chairman of its Board of Directors or any Vice Chairman of its Board of Directors or its President or any Vice President and (ii) by its Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary without any further action by the Company. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 6.1) shall be fully protected in relying upon:

          a certified copy of any resolution or resolutions of the Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause (b) below;

          a copy of any resolution or resolutions of the Board of Directors relating to such Series, in each case certified by the secretary or an assistant secretary of the Company;

          an executed supplemental indenture, if any;

          an Officers' Certificate setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.1 and 2.3, respectively, and prepared in accordance with Section 11.5;
                                                                        9
          an Opinion of Counsel, prepared in accordance with Section 11.5, which shall state:

          that the form or forms and terms of such Securities and Coupons, if any, have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture and in conformity with such resolution;

          that such Securities and Coupons, if any, have been duly authorized and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          the registration statement, if any, relating to the Securities of such Series and any amendments thereto has become effective under the Securities Act of 1933 and to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

          the authentication and delivery of the Securities of such Series by the Trustee in accordance with the directions of the Company, and the Company's execution and delivery of the Securities of such Series, will not violate the terms of this Indenture;

provided, however, that in the case of any Series issuable in Tranches, if the Trustee has previously received the documents referred to in subsections (a) through (e) of Section 2.4 with respect to such Series, the Trustee shall authenticate and deliver Securities of such Series executed and delivered by the Company for original issuance upon receipt by the Trustee of the applicable Company Notice.

     The Trustee shall have the right to decline to authenticate and deliver any Securities and Coupons, if any, under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be required to authenticate Securities denominated in a Foreign Currency if the Trustee reasonably believes that it will be unable to perform its duties hereunder with respect to such Securities.

     SECTION 2.5. Execution of Securities. The Securities shall be signed on behalf of the Company by both (i) the Chairman of its Board of Directors or its President or any Vice President and (ii) its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee. Any Coupons attached to any Unregistered Security shall be executed on behalf of the Company by the manual or facsimile signature of any such officer of the Company.
                                                                        10

     In case any officer of the Company who shall have signed any of the Securities or Coupons shall cease to be such officer before the Security or Coupon so signed shall be authenticated (in the case of the Securities) and delivered by the Trustee or disposed of by the Company, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Company; and any Security or Coupon may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

     SECTION 2.6. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

     The Trustee shall not authenticate or deliver any Unregistered Security until any matured Coupons appertaining thereto have been detached and canceled, except as otherwise provided or permitted by this Indenture.

     SECTION 2.7. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.3. In the absence of any such specification with respect to the Securities of any Series, the Securities of such Series shall be issuable in denominations of $1,000 and any multiple thereof, which may be in Dollars, any Foreign Currency or ECU, and interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

     Each Security shall be dated the date of its authentication, shall bear interest from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.3.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid, in the case of Registered Securities, to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest and, in the case of Unregistered Securities, upon surrender of the Coupon appertaining thereto in respect of the interest due on such interest payment date.

     The term "record date" as used with respect to any interest payment date (except for a date for payment of defaulted interest) means the date specified as such in the terms of the Securities of any particular Series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the close of business on the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the close of business on the first day of such calendar month, whether or not such record date is a Business Day.


                                                                        11

     Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any interest payment date (called "defaulted interest" for purposes of this Section) shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of having been such Holder; and such defaulted interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

          The Company may elect to make payment of any defaulted interest to the persons in whose names any such Registered Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as, provided in this subsection. Thereupon, the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Registered Securities of such Series which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Registered Securities of such Series shall be paid to the person in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following subsection (b).

          The Company may make payment of any defaulted interest on the Registered Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

     Any defaulted interest payable in respect of any Security of any Series which is not a Registered Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination as between the Holders of Registered Securities and other Securities of the same Series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, by publication at least once in a newspaper of general circulation in New York, New York and London, England.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                                                        12

     SECTION 2.8. Registration, Transfer and Exchange. The Company will keep at each office or agency to be maintained for such purpose as provided in
Section 3.2, a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Registered Securities as provided in this Article. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

     Upon due presentation for registration of transfer of any Registered Security of any Series at any such office or agency to be maintained for such purpose as provided in Section 3.2, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same Series of like tenor and in authorized denominations for a like aggregate principal amount.

     At the option of the Holder thereof, Unregistered Securities of a Series, which by their terms are registerable as to principal and interest, may, to the extent and under the circumstances specified pursuant to Section 2.3, be exchanged for Registered Securities of such Series of like tenor and in authorized denominations for a like aggregate principal amount. At the option of the Holder thereof, Registered Securities of a Series, which by their terms provide for the issuance of Unregistered Securities, may, to the extent and under the circumstances specified pursuant to Section 2.3, be exchanged for Unregistered Securities of such Series of like tenor and in authorized denominations for a like aggregate principal amount. Securities so issued in exchange for other Securities shall be issued upon surrender of the Securities for which they are to be exchanged and, in the case of Coupon Securities, together with all unmatured Coupons and matured Coupons in default appertaining thereto, at the office or agency of the Company provided for in
Section 3.2 and upon payment, if the Company shall require, of charges provided therein. Unregistered Securities of any Series issued in exchange for Registered Securities of such Series between the regular record date for such Registered Security and the next interest payment date will be issued without the Coupon relating to such interest payment date, and Unregistered Securities surrendered in exchange for Registered Securities between such dates shall be surrendered without the Coupon relating to such interest payment date. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Notwithstanding the foregoing, an Unregistered Security will not be delivered in exchange for a Registered Security or Securities unless the Trustee receives a certificate signed by the person entitled to delivery of such Security or other items or documents fulfilling such conditions as shall be required by regulations of the United States Department of the Treasury, or shall be notified by the Company that such a certificate shall not be required by such regulations; provided, however, that no such Unregistered Security shall be delivered by the Trustee if the Trustee or such agent shall have, or shall have been notified in writing by the Company that the Company has, actual knowledge that such certificate is false.

     Upon presentation for registration of any Unregistered Securities of any Series which by its terms is registrable as to principal, at the office or agency of the Company to be maintained as provided in Section 3.2, such Security shall be registered as to principal in the name of the Holder thereof and such registration shall be noted on such Security. Any Security so registered shall be transferable on the registry books of the Company upon presentation of such Security at such office or agency for similar notation thereon.

     Unregistered Securities shall be transferable by delivery, except while registered as to principal. Registration of any Coupon Security shall not affect the transferability by delivery of the Coupons appertaining thereto which shall continue to be payable to bearer and transferable by delivery.
                                                                        13

     All Securities and Coupons issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities and Coupons surrendered upon such transfer or exchange.

     Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 2.11, 8.5 or 12.3 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the selection of Securities for redemption under
Article XII and ending at the close of business on (A) if Securities of such Series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption, (B) if Securities of such Series are issuable only as Unregistered Securities, the day of the first publication of the relevant notice of redemption or (C) if Securities of such Series are issuable as Registered Securities and Unregistered Securities, the date of mailing of the relevant notice of redemption or otherwise the date of such publication or
(ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not redeemed.

     SECTION 2.9. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or Coupon shall become mutilated or defaced or be destroyed, lost or stolen, the Company in its discretion may execute and, upon the written request of any officer of the Company, the Trustee shall authenticate and deliver, a new Security or Coupon of the same Series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security or Coupon, or in lieu of and substitution for the Security or Coupon so destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Company and to the Trustee and to any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

     Upon the issuance of any substitute Security or Coupon, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security or Coupon); provided, however, that interest represented by Coupons shall be payable only upon presentation and surrender of such Coupons at an office or agency of the Company located outside of the United States of America, unless otherwise provided pursuant to Section 2.3, if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company

                                                                        14
or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

     Every substitute Security or Coupon of any Series issued pursuant to the provisions of this Section by virtue of the fact that any Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such Series or Coupons duly authenticated and delivered hereunder. All Securities or Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities or Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.10. Cancellation of Securities, Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund and all Coupons surrendered for payment or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities or Coupons shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities and Coupons held by it and deliver a certificate of destruction to the Company. If the Company shall acquire any of the Securities and Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities and Coupons unless and until the same are delivered to the Trustee for cancellation.

     SECTION 2.11. Temporary Securities. Pending the preparation of definitive Securities for any Series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form reasonably acceptable to the Trustee). Temporary Securities of any Series may be issued as Registered Securities or Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series.
                                                                        15

     SECTION 2.12. Currency and Manner of Payments in Respect of Securities. Unless otherwise specified pursuant to Section 2.3, this Section shall apply to Securities issued hereunder.

          With respect to Registered Securities of any Series denominated in Dollars or a Foreign Currency and with respect to Registered Securities denominated in ECU with respect to which the Holders of such Securities have not made the election provided for in subsection (b) below, the following payment provisions shall apply:

          Except as provided in subsection (a)(ii) or (e) below, payment of the principal of any Registered Security will be made at the Place of Payment by delivery of a check in the currency in which the Security is payable on the payment date against surrender of such Registered Security, and any interest on any Registered Security will be paid at the Place of Payment by mailing a check in the currency in which the Securities are payable to the Person entitled thereto at the address of such Person appearing on the Security register.

          Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

          With respect to Registered Securities of any Series denominated in ECU, the following payment provisions shall apply, except as otherwise provided in subsections (e) and (f) below:

          A resolution of the Board of Directors may provide with respect to any Series of such Securities that Holders shall have the option to receive payments of principal of and interest on such Security in any of the currencies which may be designated for such election in such Security by delivering to the Trustee a written election, to be in form and substance satisfactory to the Trustee, not later than the close of business on the record date immediately preceding the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Company pursuant to Article XII). Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable record date will be paid the amount due on the applicable payment date in ECU as provided in subsection (a) above. Payment of principal shall be made at the Place of Payment on the payment date against surrender of such Securities. Payment of interest shall be made at the Place of Payment by mailing a check in the applicable currency to the Person entitled thereto at the address of such Person appearing on the Security register.

          Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

          Payment of the principal of any Unregistered Security and of interest on any Coupon Security will be made at such place or places outside the United States as may be designated by the Company by any appropriate method only in the currency or currency unit in which the Security is payable (except as provided in subsection (e) below) on the payment date against surrender of the Unregistered Security, in the case of payment of principal, or the relevant Coupon, in the case of payment of interest. Except as provided in subsection (e) below, payment with respect to Unregistered Securities and Coupons will be made by check, subject to any limitations on
                                                                        16
the methods of effecting such payment as shall be specified in the terms of the Security established as provided in Section 2.3 and as shall be required under applicable laws and regulations. Payment of the principal of and interest on Unregistered Securities may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

          Not later than the fourth Business Day after the record date for each payment date, the Trustee will deliver to the Company a written notice specifying, in the currency in which each Series of the Securities are denominated, the respective aggregate amounts of principal of and interest on the Securities to be made on such payment date, specifying the amounts so payable in respect of the Registered and the Unregistered Securities and in respect of the Registered Securities as to which the Holders of Securities denominated in ECU shall have elected to be paid in another currency as provided in subsection (b) above. If a resolution of the Board of Directors has provided for the election referred to in subsection (b) above and if at least one Holder has made such election, then not later than the eighth Business Day following each record date the Company will deliver to the Trustee an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. The Dollar or Foreign Currency amount receivable by Holders of Registered Securities denominated in ECU who have elected payment in such currency as provided in subsection (b) above shall be determined by the Company on the basis of the applicable Official ECU Exchange Rate set forth in the applicable Exchange Rate Officer's Certificate.

          If the Foreign Currency in which any of the Securities are denominated ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, or if the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, then with respect to each date for the payment of principal of and interest on the applicable Foreign Currency or ECU denominated Securities occurring after the last date on which the Foreign Currency or ECU was so used (the "Conversion Date"), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of ECU, the Dollar Equivalent of the ECU, as determined by the Currency Determination Agent as of the record date (the "Valuation Date") in the manner provided in subsection (g) or (h) below.

          If the Holder of a Registered Security denominated in ECU elects payment in a specified Foreign Currency as provided for by subsection (b) and such Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, such Holder shall receive payment in ECU, and if ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, such Holder shall receive payment in Dollars.

          The "Dollar Equivalent of the Foreign Currency" shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Valuation Date.

          The "Dollar Equivalent of the ECU" shall be determined by the Currency Determination Agent as of each Valuation Date and shall be the sum obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate on the Valuation Date for such Component Currency.
                                                                        17

          For purposes of this Section, the following terms shall have the following meanings:

     A "Component Currency" means any currency which, on the Conversion Date, was a component currency of the ECU.

     A "Specified Amount" of a Component Currency means the number of units or fractions thereof which such Component Currency represented in the ECU on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.

     "Market Exchange Rate" means for any currency the noon Dollar buying rate for that currency for cable transfers quoted in New York City on the Valuation Date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies for which an exchange rate is required, the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

     All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the ECU and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Securities. In the event that the Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will promptly give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 11.4 to the Holders) specifying the Conversion Date. In the event the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, the Company, after learning thereof, will promptly give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section
11.4 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give notice to the Trustee.

     The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.

     SECTION 2.13. Compliance with Certain Laws and Regulations. If any Unregistered Securities or Coupon Securities are to be issued in any Series of Securities, the Company will use reasonable efforts to provide for arrangements and procedures designed pursuant to then applicable laws and regulations, if any, to ensure that Unregistered Securities or Coupon Securities are sold or resold, exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Company.

     SECTION 2.14. Securities Issuable in the Form of a Depositary Security. If the Company shall establish pursuant to Section 2.3 that the Securities of a particular Series are to be issued as a Depositary Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.4 and the order delivered to the Trustee thereunder, authenticate and deliver, a Depositary Security which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such Series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.14 OF THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR."

          Notwithstanding any other provision of this Section or of Section 2.8, the Depositary Security of a Series may be transferred, in whole but not in part and in the manner provided in Section 2.8, only to another nominee of the Depositary for such Series, or to a successor Depositary for such Series selected or approved by the Company or to a nominee of such successor Depositary.

          Unless and until Securities of a Series in definitive registered form have been issued pursuant to Section 2.14(e):

          the provisions of this Section shall be in full force and effect;

          the Trustee shall be entitled to deal with the Depositary for all purposes of this Indenture (including the payment of principal of and interest on the Securities and the giving of instructions or directions hereunder) as the sole Holder of the Securities and shall have no obligation to the beneficial owners;

          to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          the rights of beneficial owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such beneficial owners and the Depositary; and

                                                                        19
          whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Securities evidencing a specified percentage of the Outstanding Securities, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from beneficial owners owning or representing, respectively, such required percentage of the beneficial interest in the Securities and has delivered such instructions to the Trustee.

          Whenever a notice or other communication to the Holders is required under this Indenture, unless and until Securities in definitive registered form shall have been issued to beneficial owners pursuant to Section 2.14(e), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Securities to the Depositary and shall have no obligation to the beneficial owners.

          If at any time the Depositary for a Series of Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Series or if at any time the Depositary for such Series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depositary for such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section shall no longer be applicable to the Securities of such Series and the Company will execute, and the Trustee will authenticate and deliver, securities of such Series in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Depositary Security of such Series then Outstanding in exchange for the Depositary Security. In addition, the Company may at any time determine that the Securities of any Series shall no longer be represented by a Depositary Security and that the provisions of this Section shall no longer apply to the Securities of such Series. In such event the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Securities of such Series in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Depositary Security of such Series in exchange for such Depositary Security. Upon the exchange of the Depositary Security for such Securities in definitive registered form without coupons, in authorized denominations, the Depositary Security shall be cancelled by the Trustee.
Such Securities in definitive registered form issued in exchange for the Depositary Security pursuant to this subsection shall be registered in such name and in such authorized denominations as the Depositary pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

                             ARTICLE III

                       COVENANTS OF THE ISSUER

     SECTION 3.1. Payment of Principal and Interest. The Company covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay or cause to be paid (in the currency or currency unit in which the Securities of such Series and Coupons, if any, are payable, except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in Sections 2.12(b), (e) and (f)) the principal of, and interest on, each of the Securities of such Series in accordance with the terms of the Securities of such Series, any Coupons appertaining thereto and this Indenture.

     The interest on Unregistered Securities shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature at the office of a Paying Agent outside the United States. The interest on any temporary

                                                                        20

Unregistered Security shall be paid, as to any installment of interest evidenced by a Coupon attached thereto, if any, only upon presentation and surrender of such Coupon and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest.

     SECTION 3.2. Offices for Payment, etc. So long as any of the Securities remain outstanding, the Company will maintain the following for each Series: an office or agency (i) where the Securities may be presented for payment,
(ii) where the Securities may be presented for registration of transfer and for exchange as provided in this Indenture and (iii) where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. Unless otherwise specified pursuant to
Section 2.3, the Trustee is appointed Paying Agent and Security registrar.

     So long as any Coupon Securities or Unregistered Securities of any Series remain outstanding, the Company will (except as specified pursuant to Section 2.3) maintain one or more offices or agencies outside the United States of America in such city or cities as may be specified elsewhere in this Indenture or as contemplated by Section 2.3, and shall maintain such office or offices for a period of two years (or any period thereafter for which it is necessary in order to conform to United States tax laws or regulations) after the principal on such Coupon Securities or Unregistered Securities has become due and payable, with respect to such Series where Coupons appertaining to Securities of such Series or Unregistered Securities of such Series may be surrendered or presented for payment or surrendered for exchange pursuant to
Section 2.8 and where notices and demands to or upon the Company in respect of Coupons appertaining to Securities of such Series or the Unregistered Securities of such Series or of this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands in respect of Coupon Securities or Unregistered Securities may be made or served at an office of the Trustee or its agent located outside the United States of America as specified pursuant to Section 2.3; and the Company hereby appoints the Trustee and any authenticating agent appointed hereunder as its agents to receive all such presentations, surrenders, notices and demands.

     SECTION 3.3. Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each Series of Securities hereunder.

     SECTION 3.4. Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section:

          that it will hold all sums received by it as such Agent for the payment of the principal of or interest on the Securities of such Series or Coupons (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such Series or Coupons) in trust for the benefit of the Holders of the Securities of such Series or Coupons or of the Trustee and, upon the occurrence of an Event of Default and upon the written request of the Trustee, pay over all such sums received by it to the Trustee;

                                                                        21
          that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series or Coupons when the same shall be due and payable; and

          that it will give the Trustee notice of any change of address of any Holder of which it is aware.

     The Company will, on or prior to each due date of the principal of or interest on the Securities of such Series or Coupons, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

     If the Company shall act as its own Paying Agent with respect to the Securities of any Series or Coupons, it will, on or before each due date of the principal of or interest on the Securities of such Series or Coupons, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series or Holders of such Coupons a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

     Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities or Coupons hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Series by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

     SECTION 3.5. Written Statement to Trustee. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a brief certificate (which need not comply with Section 11.5) from the principal executive, financial or accounting officer of the Company as to his or her knowledge, after due inquiry, of the Company's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

     SECTION 3.6. Corporate Existence. Subject to Article IX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve or cause to be preserved any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 3.7. Maintenance of Principal Properties. The Company will cause all Principal Properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent or restrict the Company from discontinuing the operation or maintenance of, or sale, abandonment or other disposition of, or other action with regard to, any of such properties if any such action is, in the judgment of the Company, desirable in the conduct of the business of the Company and not disadvantageous in any material respect to the Holders.

     SECTION 3.8. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 3.9. Limitation upon Liens. The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter in this Section and Section 3.10 called "Debt"), secured by pledge of, or mortgage or other lien (including lease purchase, installment purchase and other title retention financing arrangements) on or in respect of, any Principal Property owned or leased by the Company or any Restricted Subsidiary, or on any shares of stock or Debt of any Restricted Subsidiary (such pledges, mortgages and other liens being hereinafter in this Section and in Section 3.10 called "Liens"), without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) such secured Debt (for the purpose of providing such equal and ratable security, the principal amount of any Securities which are Original Issue Discount Securities means and shall not be less than that principal amount which could be declared to be due and payable pursuant to Section 5.1 on the date of the making of such effective provision and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said principal amount changes over time pursuant to Section 5.1 and any other provision hereof), so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined in Section 3.10) entered into after the date of this Indenture (other than sale and leaseback transactions permitted by Section 3.10(b)) would not exceed an amount equal to 10% of Consolidated Net Tangible Assets; provided, however, that nothing contained in this Section shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

          Liens existing as of the date of this Indenture on any property or assets owned or leased by the Company or any Restricted Subsidiary;

          Liens on property or assets of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

          Liens on any property or assets or shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of or within 120 days after the later of acquisition of such property or assets or shares of stock or Debt or the completion of any such construction and the commencement of operation of such property, for the purpose of financing all or any part of the purchase price or construction cost thereof;


                                                                        23

          Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

          Liens in favor of, or which secure Debt owing to, the Company or a Restricted Subsidiary;

          Liens arising from the assignment of moneys due and to become due under contracts between the Company or any Restricted Subsidiary and the United States of America, any State, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute or pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

          any deposit or pledge as security for the performance of any bid, tender, contract, lease or undertaking not directly or indirectly in connection with the securing of Debt; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Restricted Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; deposits or pledges to obtain the release of mechanics', workmen's, repairmen's, materialmen's or warehousemen's liens on the release of property in the possession of a common carrier; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; liens permitted by Section 3.8; or other deposits or pledges similar to those referred to in this subsection;

          Liens arising by reason of any judgment, decree or order of any court or other governmental authority, so long as any appropriate legal proceedings which may have been initiated for review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired;

          Liens created after the date of this Indenture on property leased to or purchased by the Company or any Restricted Subsidiary after that date and securing, directly or indirectly, obligations issued by a State, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property, provided that the interest paid on such obligations is entitled to be excluded from gross income of the recipient pursuant to Section 103 of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations; and

          any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in subsections (a) through (i) above or the Debt secured thereby; provided that (i) such extension, renewal, substitution or

                                                                        24
replacement Lien shall be limited to all or any part of the same property or assets, shares of stock or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and any other property or assets not then constituting a Principal Property) and (ii) to the extent, if any, that the Debt secured by such Lien at such time is increased, the amount of such increase shall not be excluded from secured Debt under any computation under this Section.

     Debt created by the Company or any Restricted Subsidiary shall not be cumulated with a guarantee of the same Debt by the Company or any other Restricted Subsidiary for the same financial obligation.

     SECTION 3.10. Limitation upon Sales and Leasebacks. The Company will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangement after the date of this Indenture with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) providing for the leasing by the Company or any such Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property which was or is owned or leased by the Company or such Restricted Subsidiary which has been or is to be sold or transferred, more than 120 days after such property has been owned by the Company or such Restricted Subsidiary and completion of construction and commencement of full operation thereof, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless either:

          The Attributable Debt of the Company and its Restricted Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions entered into after the date of this Indenture (other than sale and leaseback transactions permitted by Section 3.10(b)), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered in subsections (a) through (j) of Section 3.9) without equally and ratably securing the Securities, would not exceed 10% of Consolidated Net Tangible Assets; or

          The Company, within 120 days after the sale or transfer, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the Chairman or any Vice Chairman of the Board, the President, any Vice President, the Treasurer and the Controller of the Company) to the retirement of Funded Debt (including Securities of any Series constituting Funded Debt) of the Company (and any redemption of Securities of any Series pursuant to this provision shall, if provided in the terms of such particular Series of Securities, not be deemed to constitute a refunding operation or anticipated refunding operation pursuant to any redemption provision of such series otherwise prohibiting redemption when such would constitute a refunding operation or anticipated refunding operation); provided that the amount to be applied to the retirement of Funded Debt of the Company pursuant to this subsection shall be reduced by (i) the principal amount of any Securities (the principal amount of any Securities which are Original Issue Discount Securities means and shall not be less than that principal amount which could then be declared to be due and payable pursuant to Section 5.1) delivered within 120 days after such sale or transfer to the Trustee for redemption and cancellation and (ii) the principal amount of Funded Debt (similarly determined with respect to Funded Debt that would constitute an Original Issue Discount Security within the meaning of this Indenture), other than Securities, voluntarily retired by the Company within 120 days after such sale, whether or not any such retirement of Funded Debt covered by clause (i) or (ii) above shall be specified as being made pursuant to this subsection. Notwithstanding the foregoing, no retirement referred to in this subsection may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

     Notwithstanding the foregoing, where the Company or any Restricted Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee's obligation thereunder.

     SECTION 3.11. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 3.6 to 3.10, inclusive, with respect to the Securities of any Series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such Series shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                              ARTICLE IV

                SECURITYHOLDERS' LISTS AND REPORTS BY THE
                        ISSUER AND THE TRUSTEE

     SECTION 4.1. Company to Furnish Trustee Information as to Names and Addresses of Securityholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of each Series:

          semiannually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.3 for non-interest bearing Securities in each year, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, such list to be as of a date not more than 15 days prior to the time such information is furnished;

provided that, if and so long as the Trustee shall be the Security registrar for such Series, such list shall not be required to be furnished but in any event the Company shall be required to furnish such information concerning the Holders of Coupon Securities and Unregistered Securities which is known to it; provided, further, that the Company shall have no obligation to investigate any matter relating to any Holder of an Unregistered Security or any Holder of a Coupon.

     SECTION 4.2.  Preservation and Disclosure of Securityholders' Lists.
The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each Series of Securities contained in the most recent list furnished to it as provided in
Section 4.1 or maintained by the Trustee in its capacity as Security registrar for such Series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.


                                                                        26

          In case three or more Holders of Registered Securities of any Series (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application and such application states that the applicants desire to communicate with other Holders of Securities of a particular Series (in which case the applicants must all hold Securities of such Series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

          afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) above; or

          inform such applicants as to the approximate number of Holders of Securities of such Series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) above, as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such Series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) above, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such Series or all Securities, as the case may be, or could be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of such order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) above, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection.

     SECTION 4.3.  Reports by the Company.  The Company covenants:

          to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such

                                                                        27
portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
Section 13 of the Securities Exchange Act of 1934 or in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

          to transmit by mail to the Holders of Securities in the manner and to the extent required by Sections 4.4(c) and 11.4, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) above as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission.

     SECTION 4.4.  Reports by the Trustee.   On or before July 15 in each year
following the date hereof, so long as any Securities are outstanding hereunder, the Trustee shall transmit by mail as provided below to the Securityholders of each Series, as hereinafter provided in this Section, a brief report dated as of the preceding May 15 with respect to:

          its eligibility under Section 6.9 and its qualification under
Section 6.8, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

          the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 310(b) of the Trust Indenture Act of 1939;

          the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any Series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of any Series Outstanding on the date of such report;

          the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(ii), (iii), (iv) or (vi);

          any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

          any additional Series of Securities which the Trustee has not previously reported; and
                                                                        28
          any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 5.11.

          The Trustee shall transmit to the Securityholders of each Series, as provided in subsection (c) below, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection (a) above (or if such report has not yet been so transmitted, since the date of this Indenture) for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of such Series on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Securities of such Series Outstanding at such time, such report to be transmitted within 90 days after such time.

          Reports pursuant to this Section shall be transmitted by mail to all registered Holders of Securities, as the names and addresses of such Holders appear upon the Security register of the Company and to such Holders of Unregistered Securities as have, within the two years preceding such notice, filed their names and addresses with the Trustee for that purpose, and, except in the case of reports pursuant to subsection (b) above, to all Holders whose names and addresses appear in the information preserved at the time of such notice by the Trustee in accordance with the provisions of Section 4.2(a).

          A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Securities of any applicable Series are listed and also with the Commission. The Company agrees to notify the Trustee with respect to any Series when and as the Securities of such Series become admitted to trading on any national securities exchange.

                            ARTICLE V

              REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                       ON EVENT OF DEFAULT

     SECTION 5.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to Securities of any Series wherever used herein, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          default in the payment of any installment of interest upon any of the Securities of such Series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          default in the payment of all or any part of the principal of any of the Securities of such Series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

          default in the performance, or breach, of any covenant or warranty of the Company contained in the Securities of such Series or in this Indenture (other than a covenant or warranty, a default in the performance of which, or the breach of which, is elsewhere in this Section specifically dealt with or

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
which has expressly been included in this Indenture solely for the benefit of a Series of Securities other than that Series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any Series other than that Series), which indebtedness is in excess of $10,000,000 outstanding principal amount, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture), which indebtedness is in excess of $10,000,000 outstanding principal amount, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of such Series at the time Outstanding, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

          the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          any other Event of Default provided with respect to Securities of such Series.
                                                                        30

     If an Event of Default occurs and is continuing with respect to the Securities of any Series, then and in each and every such case, unless the principal of all Securities of such Series shall have already become due and payable, either the Trustee for such Series or the Holders of not less than 25% in aggregate principal amount at maturity of the Securities of such Series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) of all the Securities of such Series to be due and payable immediately and, upon any such declaration, the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such Series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal of the Securities of such Series (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided hereinafter, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay in the currency or currency unit in which the Securities of such Series are payable (except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in Sections 2.12(b), (e) and
(f)) all matured installments of interest, if any, upon all the Securities of such Series and the principal of any and all Securities of such Series which shall have become due otherwise than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series (or, in the case of Original Issue Discount Securities, at the yield to maturity) to the date of such payment or deposit) and in Dollars such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel and all other expenses and liabilities incurred, and all advances made, by the Trustee, its agents, attorneys and counsel and any and all defaults under this Indenture, other than the nonpayment of the principal of Securities of such Series which shall have become due by such acceleration, shall have been remedied, then and in every such case the Holders of a majority in aggregate principal amount at maturity of the Securities of such Series then Outstanding, by written notice to the Company and to the Trustee for the Securities of such Series, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     SECTION 5.2. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Company covenants that (i) in case default shall be made in the payment of any installment of interest on any of the Securities of any Series when such interest shall have become due and payable and such default shall have continued for a period of 30 days or (ii) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity of the Securities of such Series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee for the Securities of such Series, the Company will pay to the Trustee for the Securities of such Series for the benefit of the Holders of the Securities of such Series and the Holders of any Coupons appertaining thereto the whole amount that then shall have become due and payable on all Securities of such Series or such Coupons for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to, and all expenses and liabilities incurred and all advances made by, the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel.
                                                                        31

     Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any Series to the persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee for the Securities of such Series, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities and Coupons, wherever situated, the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities and Coupons under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor under the Securities of any Series and Coupons, if any, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such Series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to the Securities of such Series pursuant to a declaration in accordance with Section 5.1) and interest owing and unpaid in respect of the Securities of any Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to, and all expenses and liabilities incurred and all advances made by, the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel) and of the Securityholders and the Holders of any Coupons appertaining thereto allowed in any judicial proceedings relative to the Company or other obligor upon all Securities of any Series, or to the creditors or property of the Company or such other obligor;

          unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any Series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

          to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Securities of such Series and, in the event that such Trustee shall consent to the making of payments directly to the Securityholders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to, and all expenses and liabilities incurred and all advances made by, such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel and all other amounts due to such Trustee or any predecessor Trustee pursuant to Section 6.6.
                                                                        32

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     All rights of action and of asserting claims under this Indenture, or under any of the Securities or any Coupon appertaining thereto, may be enforced by the Trustee for the Securities of such Series without the possession of any of the Securities of such Series or any Coupon appertaining thereto or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities and Holders of any Coupons in respect of which such action was taken.

     In any proceedings brought by the Trustee for the Securities of such Series (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities and Coupons appertaining thereto in respect to which such action was taken and it shall not be necessary to make any Holders of such Securities and Coupons appertaining thereto parties to any such proceedings.

     SECTION 5.3. Application of Proceeds. Any moneys collected by the Trustee for the Securities of such Series pursuant to this Article in respect of the Securities of any Series shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and any Coupons appertaining thereto in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:

          first, to the payment of costs and expenses applicable to such Series in respect of which moneys have been collected, including reasonable compensation to, and all expenses and liabilities incurred and all advances made by, the Trustee and each predecessor Trustee and their respective agents and attorneys and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6;

          second, in case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the maturity of the installments of such interest, with interest (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          third, in case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal and interest, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by

                                                                        33
the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest; and

          fourth, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

     SECTION 5.4. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     SECTION 5.5. Restoration of Rights on Abandonment of Proceedings. In case the Trustee for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, subject to the determination in any such proceeding, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

     SECTION 5.6. Limitations on Suits by Securityholders. No Holder of any Security of any Series or Holder of any Coupon shall have any right by virtue or by availing itself of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as provided hereinbefore, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security and by a Holder of each Coupon appertaining thereto with every other taker and Holder of a Security or Holder of any Coupon appertaining thereto and the Trustee, that no one or more Holders of Securities of any Series or one or more Holders of any Coupons appertaining thereto shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture, to affect, disturb or prejudice the rights of any other such Holder of Securities or any other Holders of such Coupons or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner provided herein and for the equal, ratable and

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                                       71
common benefit of all Holders of Securities of the applicable Series and all the Holders of Coupons appertaining thereto. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 5.7. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any provision in this Indenture and any provision of any Security or Coupon, the right of any Holder of any Security and the right of any Holder of any Coupon appertaining thereto to receive payment of the principal of and interest on such Security at the respective rates, in the respective amount and in the currency or currency unit therein prescribed on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 5.8. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee, to the Securityholders or to the Holder of any Coupon appertaining thereto may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee, the Securityholders or Holders of any Coupon.

     SECTION 5.9. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each Series affected (with each Series treated as a separate class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided, further, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series or of the Holders of any Coupons appertaining thereto so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

     SECTION 5.10. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of such Series at the time Outstanding may, on behalf of the Holders of all the Securities of such Series and Holders of all Coupons, if any, appertaining thereto, waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on any of the Securities of such Series. In the case of any such waiver, the Company, the Trustee, the Holders of the Securities of such Series and the Holder of any Coupon appertaining thereto shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 5.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Securityholders of any Series notice in the manner and, to the extent provided in Sections 4.4(c) and 11.4, of all defaults which have occurred with respect to such Series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such Series or any default in the payment of any sinking fund installment or analogous obligation in respect of any of the Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such Series.

     SECTION 5.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security and each Holder of any Coupon, by his acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

                              ARTICLE VI

                       CONCERNING THE TRUSTEE

     SECTION 6.1. Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any Series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular Series and after the curing or

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                                       73
waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a Series has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee, with respect to the Securities of such Series, shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          prior to the occurrence of an Event of Default with respect to the Securities of any Series and after the curing or waiving of all such Events of Default with respect to such Series which may have occurred:

          the duties and obligations of the Trustee with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the conditions of this Section.

     SECTION 6.2.  Certain Rights of the Trustee.  Subject to Section 6.1:

          the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
                                                                        37
          any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

          the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          prior to the occurrence of any Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities of all Series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     SECTION 6.3. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or the Coupons. The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

     SECTION 6.4. Trustee and Agents May Hold Securities; Collections, etc. The Trustee, any Paying Agent, Security registrar or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent or registrar and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent or registrar.
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                                       75

     SECTION 6.5.  Moneys Held by Trustee.  Subject to the provisions of
Section 10.4, all moneys received by the Trustee shall, until used or applied as provided herein, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder (except as otherwise agreed with the Company).

     SECTION 6.6. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation in Dollars (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request in Dollars for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or the Holders of particular Coupons, and the Securities are hereby subordinated to such senior claim.

     SECTION 6.7. Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate complying with Section 11.5 delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it or under the provisions of this Indenture upon the faith thereof.

     SECTION 6.8. Disqualification of Trustee; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest, as defined in the Trust Indenture Act of 1939, then, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in the Trust Indenture Act of 1939) to which such conflicting interest relates has not been cured or waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or resign in the manner and with the effect specified in the Trust Indenture Act of 1939 and this Indenture.

     SECTION 6.9. Persons Eligible for Appointment as Trustee. The Trustee for each Series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus

                                                                        39
of at least $50,000,000 and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. Such corporation shall have a corporate trust office (i) in the State of New York, The City of New York or
(ii) in the State of Illinois, City of Chicago, if there be such a corporation in either such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon any Securities or person directly or indirectly controlling, controlled by or under common control with any such obligor shall serve as Trustee upon such Securities. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

     SECTION 6.10.Resignation and Removal; Appointment of Successor Trustee. The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all Series of Securities by giving written notice of resignation to the Company and by mailing notice thereof to the Holders in the manner and to the extent provided in Section 11.4. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable Series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any Series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable Series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          In case at any time any of the following shall occur:

          the Trustee shall fail to comply with the provisions of Section 6.8 with respect to any Series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months; or

          the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Company or by any Securityholder; or

          the Trustee shall become incapable of acting with respect to any Series of the Securities or shall be adjudged a bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable Series of Securities and appoint a successor trustee for such Series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide

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                                       77

Holder of a Security or Securities of such Series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          The Holders of a majority in aggregate principal amount of the Securities of each Series at the time Outstanding may at any time remove the Trustee with respect to the Securities of such Series and appoint a successor trustee with respect to the Securities of such Series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

          Any resignation or removal of the Trustee with respect to any Series and any appointment of a successor trustee with respect to such Series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

     SECTION 6.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as trustee for such Series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

     If a successor trustee is appointed with respect to the Securities of one or more (but not all) Series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

     No successor trustee with respect to any Series of Securities shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under the provisions of
Section 6.8 and eligible under the provisions of Section 6.9.

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                                       78

     Upon acceptance of appointment by any successor trustee as provided in this Section, the Company shall give notice in the manner and to the extent provided in Section 11.4 to the Holders of Securities of any Series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by
Section 6.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any Series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is provided anywhere in the Securities of such Series or in this Indenture that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any Series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 6.13. Preferential Collection of Claims Against the Company. Subject to the provisions of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) below, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities of such Series, the Holders of Coupons, if any appertaining thereto the holders of other indenture securities (as defined in this Section):

          an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in clause (ii) below or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          all property received by the Trustee in respect of any claim as such creditor, either as security therefor or in satisfaction or composition thereof or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

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                                       79

Nothing herein contained, however, shall affect the right of the Trustee:

               (A) to retain for its own account (1) payments made on account of any such claim by any person (other than the Company) who is liable thereon and (2) the proceeds of the bona fide sale of any such claim by the Trustee to a third person and (3) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law;

               (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

               (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) below would occur within three months; or

               (D) to receive payment on any claim referred to in clause (B) or (C), against the release of any property held as security for such claim as provided in such clause (B) or (C), as the case may be, to the extent of the fair value of such property.

     For the purposes of clauses (B), (C) and (D) above, property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released and, to the extent that any claim referred to in any of such clauses is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

     If the Trustee shall be required to establish such account pursuant to this Section, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders, the Holders of Coupons, if any, appertaining thereto and the holders of other indenture securities in such manner that the Trustee, such Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends (as defined below) on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, such Securityholders and the holders of other indenture securities, dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with

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                                       80
respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, such Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and the property held in such special account and the proceeds thereof or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, such Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee who has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

          (x) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three-month period; and

          (y) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

          There shall be excluded from the operation of this Section a creditor relationship arising from:

          the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Securityholders of the applicable Series of Securities and the Holders of the Coupons, if any, appertaining thereto, at the time and in the manner provided in this Indenture;

          disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, Paying Agent, fiscal agent or depositary or other similar capacity;

          an indebtedness created as a result of services rendered or premises rented or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c)(iii) below;

          the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                                                                        44
          the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in clause (c)(iv) of this Section.

          As used in this Section:

          the term "default" means any failure to make payment in full of the principal of or interest upon any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

          the term "other indenture securities" means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) above and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account;

          the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

          the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

          the term "Company" means any obligor upon the Securities.

                               ARTICLE VII

                     CONCERNING THE SECURITYHOLDERS

     SECTION 7.1.  Evidence of Action Taken by Securityholders.   Any request,
demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as expressly otherwise provided herein, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

          The ownership of Registered Securities shall be proved by the Security register.



                                                                        45

          The amount of Unregistered Securities held by any Person executing any instrument or writing as a Securityholder, the numbers of such Unregistered Securities and the date of his holding the same may be proved by the production of such Securities or by a certificate executed by any trust company, bank, broker or member of a national securities exchange (wherever situated), as depositary, if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as a Securityholder, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Unregistered Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Unregistered Security is produced or (ii) such Unregistered Security is produced by some other person or (iii) such Unregistered Security is surrendered in exchange for a Registered Security or
(iv) such Unregistered Security has been cancelled in accordance with Section 2.10.

     SECTION 7.2. Proof of Execution of Instruments. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

     SECTION 7.3. Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

     SECTION 7.4. Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-

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                                       83
described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

     SECTION 7.5. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

     SECTION 7.6. Record Date for Determination of Holders Entitled to Vote. The Company may, in the circumstances permitted by the Trust Indenture Act of 1939, set a record date for the purpose of determining the Securityholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action or to vote on any action, authorized or permitted to be given or taken by Securityholders. If not set by the Company prior to the first solicitation of a Securityholder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 4.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly appointed proxies) shall be entitled to give or take or vote on the relevant action.

                               ARTICLE VIII

                        SUPPLEMENTAL INDENTURES

     SECTION 8.1. Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by a resolution of its Board of Directors or by the actions of persons so authorized, and the Trustee for the Securities of any and all Series may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof), in form satisfactory to such Trustee, for one or more of the following purposes:

          to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more Series any property or assets;

          to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article IX;

          to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities

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
of any or all Series and, if such additional covenants are to be for the benefit of less than all the Series of Securities stating that such covenants are being added solely for the benefit of such Series, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth (and if such additional Events of Default are to be for the benefit of less than all Series of the Securities stating that such Events of Default are being added solely for the benefit of such Series); provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such Series to waive such an Event of Default;

          to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Securities or the Holders of any Coupons;

          to establish the form or terms of Securities of any Series as permitted by Sections 2.1 and 2.3; or

          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of
Section 6.11.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

     SECTION 8.2. Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article VII) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each Series affected by such supplemental indenture (voting as one class), the Company, when authorized by a resolution of its Board of Directors or by the actions of persons so authorized, and the Trustee for such Series of Securities may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or

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                                       85
reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Securityholder to institute suit for payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

     Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee for such Series of Securities of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustee for such Series of Securities shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects such Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case such Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall give notice in the manner and to the extent provided in Section 11.4 to the Holders of Securities of each Series affected thereby at their addresses as they shall appear on the Securities register of the Company, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     For the purposes of this Section only, if the Securities of any Series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such series shall be deemed to be a Holder of Outstanding Securities of such Series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company in a manner consistent with customary commercial practices. The Trustee for such Series shall be entitled to rely on an Officers' Certificate as to the principal amount of Securities of such Series in respect of which consents shall have been executed by holders of such warrants.

     SECTION 8.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each Series and Holders of Coupons affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 8.4. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article complies with the applicable provisions of this Indenture.
                                                                        49

     SECTION 8.5. Notation on Securities in Respect of Supplemental Indentures. Securities of any Series (including any Coupons appertaining thereto) authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear, upon the direction of the Company, a notation in form satisfactory to the Trustee for the Securities of such Series as to any matter provided for by such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any Series and any Coupons appertaining thereto so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such Series then Outstanding and any Coupons appertaining thereto then Outstanding.

                            ARTICLE IX

               CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 9.1. Company May Consolidate, etc., on Certain Terms. The Company may consolidate with, or sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, provided that, in any such case, (i) either the Company shall be the continuing corporation or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance or lease, be in default in the performance or observance of any such covenant or condition.

     SECTION 9.2. Successor Corporation Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities and Coupons, if any, appertaining thereto, which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities and Coupons, if any, appertaining thereto, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and Coupons, if any, appertaining thereto, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Coupons, if any, appertaining thereto, had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities and Coupons, if any, appertaining thereto, thereafter to be issued as may be appropriate.

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                                       87

     In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company (or any successor corporation which shall theretofore have become such in the manner described in this Article) shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

     SECTION 9.3. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Opinion of Counsel, prepared in accordance with Section 11.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                            ARTICLE X

      SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

     SECTION 10.1.  Satisfaction and Discharge of Indenture.   If at any time
(i) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of any Series and Coupons, if any, appertaining thereto Outstanding hereunder (other than Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable or (ii) the Company shall have delivered to the Trustee for cancellation all Securities of any Series and Coupons theretofore authenticated (other than any Securities of such Series and Coupons which have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (iii) (A) all the Securities of such Series and Coupons not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and (B) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the currency or currency unit required (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 10.4) or Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay at maturity or upon redemption all Securities of such Series and Coupons (other than any Securities of such Series and Coupons which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such Series and Coupons, then this Indenture shall cease to be of further effect with respect to Securities of such Series and Coupons (except as to (1) rights of registration of transfer and exchange and the Company's right of optional redemption (provided that the Company provides sufficient funds to effect such optional redemption), (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities and Coupons, (3) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations and immunities of the Trustee hereunder and (5) the rights of the Securityholders of such Series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and, subject to Section 10.5, the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such Series; provided that the rights of Holders of the Securities and Holders of Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall
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                                       88
not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture, the Securities of such Series and Coupons, if any.

     (i) In addition to the provisions of Section 10.1(a), the Company may, at its option by or pursuant to, or otherwise in a manner or by such Persons as may be authorized pursuant to, one or more resolutions duly adopted by the Board of Directors, at any time with respect to the Securities of any Series, elect to have either defeasance under subsection (ii) below or covenant defeasance under subsection (iii) below be applied to the Outstanding Securities of such Series, provided that provision therefor is made for such application pursuant to Section 2.3 and the applicable conditions thereto as set forth in this Section have been satisfied.

     (ii)  Upon the Company's exercise of the option referenced in subsection
(b)(i) above applicable to this subsection, the Company may terminate its obligations under the Outstanding Securities of any Series and this Indenture with respect to such Series on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such Series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense and request of the Company, shall execute proper instruments acknowledging the same), except for the following: (A) the rights of Holders of Outstanding Securities of such Series to receive payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 2.8, 2.9, 2.11, 3.2, 6.6, 10.4 and 10.5, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this subsection 10.1(b). Subject to compliance with this subsection 10.1(b), the Company may exercise its option under this subsection (ii) notwithstanding the prior exercise of its option under subsection (iii) below with respect to Securities of such Series.

     (iii)  Upon the Company's exercise of the option referenced in subsection
(b)(i) above applicable to this subsection, the Company shall be released from its obligations under Sections 3.7, 3.8, 3.9 and 3.10 with respect to the Outstanding Securities of such Series on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document (including, without limitation, the form of Securities of such Series), but the remainder of this Indenture and the rights of each Holder of such Securities shall be unaffected thereby.

     (iv)  The following shall be the conditions to the application of either
Section 10.1(b)(ii) or (iii) to the Outstanding Securities of such Series:

          (A)the Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Sections 6.8 and 6.9 who shall agree to comply with the provisions of this Section 10.1(b) applicable to it) under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee, as trust funds in trust solely for the purpose of making the following payments,

                                                                        52
     specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such Series, (1) cash in the currency or currency unit required or (2) Government
     Obligations maturing as to principal and interest in such amounts (payable in the currency in which the Securities of such Series are payable) and at such times as are sufficient, without consideration of any reinvestment of such principal or interest, to pay the principal of and interest on the Outstanding Securities of such Series and Coupons to maturity or redemption, as the case may be, or (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (x) the principal of and each installment of principal of and interest, if any, on the Outstanding Securities of such Series on the stated maturity of such principal or installment of principal or interest, if any, and (y) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; such irrevocable trust agreement shall include, among other things, (1) provision for the payments referenced in clauses (x) and (y) above,
     (2) the payment of the reasonable expenses of the Trustee incurred or to be incurred in connection with carrying out such trust provisions, (3) rights of registration, transfer, substitution and exchange of Securities of such Series and Coupons in accordance with the terms stated in this Indenture and (4) continuation of the rights and obligations and immunities of the Trustee as against the Holders of Securities of such Series as stated in this Indenture;

          (B) no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(e) and 5.1(f) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (C) such defeasance or covenant defeasance shall not cause the Trustee for the Securities of such Series to have a conflicting interest as defined in Section 6.8 and for purposes of the Trust Indenture Act of 1939 with respect to any Securities of the Company;

          (D) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (E) such defeasance or covenant defeasance shall not cause any Outstanding Securities of such Series then listed on any registered national securities exchange under the Securities
     Exchange Act of 1934, as amended, to be delisted;

          (F) the Company shall have delivered to the Trustee (i) an Opinion of Counsel to the effect that either (x) as a result of such deposit and the related exercise of the Company's option under this Section 10.1(b) (whether pursuant to subsection (ii) or (iii)) registration will not be required under the Investment Company Act of 1940, as amended, by the Company, the trust funds representing such deposit or the Trustee or (y) all necessary registrations

                                                                        53
     under such Act have been effected and (2) an Opinion of Counsel to the effect that Securityholders of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred; the Trustee may also require that the Opinion of Counsel referred to in clause (1) state that such deposit and defeasance or covenant defeasance, as the case may be, does not violate applicable law;

          (G) the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the deposit and defeasance or covenant defeasance, as the case may be, contemplated by this Section 10.1(b) have been complied with; and

          (H) such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.3.

     SECTION 10.2. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.4, all moneys deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such Series and any Coupons appertaining thereto for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 10.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any Series or Coupons, all moneys then held by any Paying Agent (other than the Company) under the provisions of this Indenture with respect to such Series of Securities or Coupons shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 10.4. Return of Unclaimed Moneys Held by Trustee and Paying Agent. Any moneys deposited with or paid to the Trustee or any Paying Agent (including the Company acting as its own Paying Agent) for the payment of the principal of or interest on any Security of any Series or Coupons and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such Series or such Paying Agent (except that with respect to any amounts then held by the Company in trust as its own Paying Agent no such request need be given and at such time the Company shall be discharged from its duty to hold such moneys in trust as Paying Agent), and the Holder of the Security of such Series or Holders of Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease. Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or Government Obligations held by it as provided in Section 10.1(b)(iv) which, in the


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
opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect such defeasance or covenant defeasance, as the case may be, in accordance with the provisions of this Indenture.

     SECTION 10.5. Reinstatement of Company's Obligations. If the Trustee is unable to apply any funds or Government Obligations in accordance with Section
10.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or by reason of the Trustee's inability to convert any such funds or Government Obligations into the currency or currency unit required to be paid with respect to the Securities of such Series, the Company's obligations under this Indenture and the Securities of any Series for which such application is prohibited shall be revived and reinstated as if no deposit had occurred pursuant to Section 10.1 until such time as the Trustee is permitted to apply all such funds or Government Obligations in accordance with Section 10.1 or is able to convert all such funds or Government Obligations; provided, however, that if the Company has made any payment of interest on or principal of any of such Securities or Coupons because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the funds or Government Obligations held by the Trustee.

                             ARTICLE XI

                      MISCELLANEOUS PROVISIONS

     SECTION 11.1. Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security or Coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and Coupons, if any, by the Holders thereof and as part of the consideration for the issue of the Securities.

     SECTION 11.2. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities or Coupons, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities and Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities and Coupons.

     SECTION 11.3. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 11.4. Notices and Demands on Company, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee, by the Holders of Securities or by the Holders of Coupons to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Cooper Tire & Rubber Company,
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
Lima and Western Avenues, Findlay, Ohio 45840, Attention: Secretary. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

     Where this Indenture provides for notice to Holders of any event, (i) if any of the Securities affected by such event are Registered Securities, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed by first-class mail, postage prepaid to such Registered Holders as their names and addresses appear in the Security register within the time prescribed and (ii) if any of the Securities affected by such event are Unregistered Securities or Coupon Securities, such notice shall be sufficiently given (unless otherwise expressly provided herein or in the terms of any Securities) if published once in a newspaper of general circulation in each Place of Payment within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner provided herein shall be conclusively presumed to have been duly given.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably acceptable to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 11.5. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 3.5) shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are

                                                                        56
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
erroneous or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     SECTION 11.6. Payments Due on Saturdays, Sundays and Holidays. Unless otherwise specified in a Security, if the date of maturity of interest on or principal of the Securities of any Series or Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 11.7. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317 of the Trust Indenture Act of 1939, by the operation of Section 318(c) thereof, such imposed duties shall control, except as, and to the extent, expressly excluded from this Indenture, as permitted by the Trust Indenture Act of 1939. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     SECTION 11.8. New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

     SECTION 11.9. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 11.10. Effect of Headings; Gender. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. The use of the masculine, feminine or neuter gender herein shall not limit in any way the applicability of any term or provision hereof.

     SECTION 11.11. Determination of Principal Amount. In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes
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                                       94
shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1 and the principal amount of any Securities denominated in a Foreign Currency or ECU that shall be deemed to be outstanding for such purposes shall be determined by converting the Foreign Currency or the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate as of the date of such determination.

                             ARTICLE XII

               REDEMPTION OF SECURITIES AND SINKING FUNDS

     SECTION 12.1. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any Series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.3 for Securities of such Series.

     SECTION 12.2. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any Series required to be redeemed or to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption as provided in Section 11.4, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such Series. Failure to give notice by mail, or any defect in the notice, to the Holder of any Security of a Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such Series.

     The notice of redemption to each such Holder shall specify the date fixed for redemption, the redemption price, the Place or Places of Payment, that payment will be made upon presentation and surrender of such Securities and that, unless otherwise specified in such notice, Coupon Securities, if any, surrendered for payment must be accompanied by all Coupons maturing subsequent to the redemption date, failing which the amount of any such missing Coupon or Coupons will be deducted from the sum due for payment, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and that, if less than all of the Outstanding Securities of a Series are to be redeemed, the identification and principal amount of the Securities to be redeemed. If less than all of the Securities of any Series are to be redeemed, the notice of redemption shall specify the numbers of the Securities of such Series to be redeemed and, if only Unregistered Securities of any Series are to be redeemed and if such Unregistered Securities may be exchanged for Registered Securities, the last date on which exchanges of Unregistered Securities for Registered Securities not subject to redemption may be made. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security and any Coupons appertaining thereto, a new Security or Securities of such Series in principal amount equal to the unredeemed portion thereof with appropriate Coupons will be issued.

     The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. If such notice is given by the Company, the Company shall provide notice of such redemption to the Trustee at least 60 days prior to the date fixed for redemption.

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                                       95

     Unless otherwise specified pursuant to Section 2.3, (i) in the case of Securities for which a Place of Payment is located outside the United States of America, not later than the Business Day immediately prior to the redemption date specified in the notice of redemption given as provided in this Section, unless otherwise agreed by the Company and the Trustee, and (ii) in the case of all other Securities, not later than 10:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section, the Company will have on deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money in the currency or currency unit in which the Securities of such Series and any Coupons appertaining thereto are payable (except as otherwise specified pursuant to Section 2.3 and except as provided in Sections 2.12(b), (e) and (f)) sufficient to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustee at least 60 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

     If less than all the Securities of a Series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part and the Trustee shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. However, if less than all the Securities of any Series with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such Series or any multiple thereof. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     SECTION 12.3. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date), interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that, if for any Registered Securities the date fixed for redemption is a regular interest payment date, payment of interest becoming due on such date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of
Section 2.7.

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                                       96

     If any Coupon Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing on or after the date fixed for redemption, such Security may be paid after deducting from the redemption price an amount equal to the face amount of all such missing Coupons or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any missing Coupon in respect of which a deduction shall have been made from the redemption price, such Holder shall be entitled to receive the amount so deducted; provided, however, that, unless otherwise provided pursuant to
Section 2.3, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside of the United States.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.

     Upon presentation of any Security redeemed in part only and the Coupons appertaining thereto, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities and the Coupons appertaining thereto, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

     SECTION 12.4. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 30 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (i) the Company or
(ii) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

     SECTION 12.5. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is herein referred to as an "optional sinking fund payment". The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date".

     In lieu of making all or any part of any mandatory sinking fund payment with respect to any Series of Securities in cash, the Company may at its option (i) deliver to the Trustee Securities of such Series (together with the unmatured Coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.10, (ii) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section or (iii) receive credit for Securities of such Series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

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
     On or before the 60th day next preceding each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.5) signed by an authorized officer of the Company (i) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash in the currency or currency unit in which the Securities of such Series and Coupons, if any, appertaining thereto are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f)) and the portion to be satisfied by delivery or credit of Securities of such Series, (ii) stating that none of the Securities of such Series for which credit is sought has theretofore been so credited, (iii) stating that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing, (iv) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date and (v) specifying such sinking fund payment date. Any Securities of such Series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 60th day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in cash (in the currency or currency unit described above) without the option to deliver or credit Securities of such Series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such Series as provided in this Section.

     If the sinking fund payment or payments (mandatory or optional or both) to be made in cash (in the currency or currency unit described above) on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000, or the equivalent in the currency or currency unit in which the Securities of such Series are payable, (or a lesser sum if the Company shall so request) with respect to the Securities of any particular Series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000, or the equivalent in the currency or currency unit in which the Securities of such Series are payable, or less and the Company makes no such request then it shall be carried over until a sum in excess of $100,000, or the equivalent in the currency or currency unit in which the Securities of such Series are payable, is available. The Trustee shall select, in the manner provided in Section 12.2 and giving effect to any exclusions required pursuant to Section 12.4, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb said cash, as nearly as may be possible, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such Series (or portions thereof) so selected. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so notify the Trustee in writing) shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such Series at the option of the Company. The amount of any sinking fund payments

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                                       98
not so applied or allocated to the redemption of Securities of such Series shall be added to the next cash sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular Series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such Series at maturity.

     Unless otherwise specified pursuant to Section 2.3, (i) in the case of Securities for which a Place of Payment is located outside the United States of America, not later than the Business Day immediately prior to the sinking fund payment date, unless otherwise agreed by the Company and the Trustee, and
(ii) in the case of all other Securities, not later than 10:00 a.m., New York City time, on the sinking fund payment date, the Company shall have paid to the Trustee in cash (in the currency or currency unit described in the third paragraph of this Section) or shall otherwise provide for the payment of all principal and interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

     The Trustee shall not redeem or cause to be redeemed any Securities of a Series with sinking fund moneys or mail or publish any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing or publication of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such Series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article V and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

     SECTION 12.6. Repayment at the Option of the Holders. Securities of any Series which are repayable at the option of the Holders thereof before their stated maturity shall be repaid in accordance with the terms of the Securities of such Series.

     The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their stated maturity, for purposes of Section 10.1, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled.

                               ARTICLE XIII

                          HOLDERS' MEETINGS

     SECTION 13.1. Purposes of Meetings. A meeting of Holders of Securities of any or all Series may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

          to give any notice to the Company or to the Trustee for the Securities of such Series, or to give any directions to the Trustee for such Series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article V;
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                                       99
          to remove the Trustee for such Series and nominate a successor Trustee pursuant to the provisions of Article VI;

          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2; and

          to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all Series, as the case may be, under any provision of this Indenture or under applicable law.

     SECTION 13.2. Call of Meetings by Trustee. The Trustee for the Securities of any Series may at any time call a meeting of Holders of Securities of such Series to take any action specified in Section 13.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York or such other Place of Payment as the Trustee for such Series shall determine. Notice of every meeting of the Holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Securities of such Series in the manner and to the extent provided in Section 11.4. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for such meeting.

     SECTION 13.3. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any or all Series, as the case may be, shall have requested the Trustee for such Series to call a meeting of Holders of Securities of any or all Series, as the case may be, by written request setting forth in reasonable detail the action proposed to be taken at the meeting and the Trustee for such Series shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place in the Borough of Manhattan, The City of New York or such other Place of Payment for such meeting and may call such meeting to take any action authorized in Section 13.1, by giving notice thereof as provided in
Section 13.2.

     SECTION 13.4. Qualifications for Voting. To be entitled to vote at any meeting of Holders, a person shall be (i) a Holder of one or more Securities with respect to which such meeting is being held or (ii) a person appointed by an instrument in writing as proxy by such Holder. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the Securities of the Series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

     SECTION 13.5. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for the Securities of any Series may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities of such Series, in regard to proof of the holding of Securities of such Series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Securities of such Series as provided in Section 13.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

                                                                        63

     At any meeting each Holder of Securities with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 (or the equivalent in the currency or currency unit in which such Securities are denominated) principal amount (or in the case of the Original Issue Discount Securities, such principal amount as shall be determined in accordance with the terms thereof) of Securities held or represented by him. However, no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of the Securities of such Series held by him or instruments in writing aforesaid duly designating him as the person to vote on behalf of other Holders of such Series. At any meeting of Holders, the presence of persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of such Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present. Any meeting of Holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Section 13.2 or Section 13.3 may be adjourned from time to time by a majority of such Holders present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     SECTION 13.6. Voting. The vote upon any resolution submitted to any meeting of Holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given in the manner and to the extent provided in Section 11.4. The record shall show the serial numbers of the Securities voting in favor of and against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     SECTION 13.7. No Delay of Rights by Meeting. Nothing in this Article shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities of any Series.






                                                                        64

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereto affixed and attested, all as of the day and year first above written.


						COOPER TIRE & RUBBER COMPANY


                                    By:   \S\
                                          -----------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


                                    By:   \S\
                                          -----------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


ATTEST:

By:   \S\
      -----------------------------
Name:
      -----------------------------
Title:
      -----------------------------




                                    THE CHASE MANHATTAN BANK,
                                    as Trustee



                                    By:   \S\
                                          -----------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


ATTEST:

By:   \S\
      -----------------------------
Name:
      -----------------------------
Title:
      -----------------------------




                                                                        65

                                                              Exhibit 5
                                                              ---------



                                    October 15, 1999





COOPER TIRE & RUBBER COMPANY
Lima & Western Avenues
Findlay, Ohio 45840

   Re:  Cooper Tire & Rubber Company
        Registration Statement on Form S-3
        ----------------------------------

Ladies and Gentleman:

     Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") which Cooper Tire & Rubber Company (the "Company") is filing with the Securities and Exchange Commission on the date hereof, with respect to the proposed sale of the following securities of the Company (the "Securities): (i) one or more series of debt securities (the "Debt Securities"), (ii) common stock, par value $1.00 per share (the "Common Stock"), (iii) one or more series of preferred stock, par value $1.00 per share (the "Preferred Stock"), which may be represented by depositary shares, and (iv) one or more series of warrants to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants").

     Each series of the Debt Securities will be issued under an Indenture dated as of March 17, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee. Each series of the Preferred Stock will be issued under the Company's Restated Certificate of Incorporation and a Certificate of Designations with respect to such series. The Common Stock will be issued under the Company's Restated Certificate of Incorporation. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and a financial institution identified therein as a warrant agent. Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Corporate Proceedings").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Company's Restated Certificate of Incorporation, the Company's bylaws, resolutions of the Company's Board of Directors, and such Company records, certificates and other documents and such questions of law as I considered necessary or appropriate for the purpose of this opinion. In rendering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, I am of the opinion that:

     (1) when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the "Act"), and upon the completion of the Corporate Proceedings relating to a series of the Debt Securities and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Debt Securities or upon exercise of Warrants in accordance with their terms, will be duly authorized and will be binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;

     (2) when the Registration Statement becomes effective under the Act and upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Secretary of State of Delaware of the Certificate of Designations relating to such series of the Preferred Stock and the due execution, countersignature and delivery of certificates representing the shares of the Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Preferred Stock or upon exercise of Warrants or conversion of other Securities in accordance with their terms, will be duly authorized, legally issued, fully paid and nonassessable;

     (3) when the Registration Statement becomes effective under the Act and upon the completion of the Corporate Proceedings relating to the Common Stock and the due execution, countersignature and delivery of certificates representing the shares of the Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to the Common Stock or upon exercise of Warrants or conversion of other Securities in accordance with their terms, will be duly authorized, legally issued, fully paid and nonassessable; and

     (4) when the Registration Statement becomes effective under the Act and when a series of the Warrants has been duly established pursuant to the relevant Warrant Agreement and upon the completion of the Corporate Proceedings relating to such series of the Warrants and the due execution, authentication, issuance and delivery of the Warrants of such series, the Warrants of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Warrants, will be duly authorized and will be binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of such Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me under the caption "Legal Matters" in the Registration Statement.

                                    Respectfully submitted,

                                    COOPER TIRE & RUBBER COMPANY



                                    Richard D. Teeple
                                    Vice President and General Counsel

                                                                 Exhibit 12.1


                              COOPER TIRE & RUBBER COMPANY

                   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                      SIX      SIX
                                                                     MONTHS   MONTHS
                                   YEARS ENDED DECEMBER 31           ENDED    ENDED
                       -------------------------------------------- JUNE 30, JUNE 30,
                         1994     1995     1996     1997     1998     1998     1999
                       -------- -------- -------- -------- -------- -------- --------

Consolidated income
before income taxes    $208,119 $180,070 $172,092 $194,792 $198,217 $ 94,033 $109,221
Add:
  Interest and
  amortization of
  debt expense            2,680      697    1,654   15,655   15,224    7,613    7,499
  Interest portion
  of rental expense       2,078    2,232    2,414    3,693    4,849    2,509    2,243
                        -------  -------  -------  -------  -------  -------  -------

  Total earnings       $212,877 $182,999 $176,160 $214,140 $218,290 $104,155 $118,963
                        =======  =======  =======  =======  =======  =======  =======

Fixed charges:
Interest and
  amortization of
  debt expense         $  2,680 $    697 $  1,654 $ 15,655 $ 15,224 $  7,613 $  7,499
  Capitalized interest    1,170    2,694    4,315    1,628    1,694    1,017      940
  Interest portion
  of rental expense       2,078    2,232    2,414    3,693    4,849    2,509    2,243
                        -------  -------  -------  -------  -------  -------  -------

  Total fixed charges  $  5,928 $  5,623 $  8,383 $ 20,976 $ 21,767 $ 11,139 $ 10,682
                        =======  =======  =======  =======  =======  =======  =======

Ratio of earnings to
fixed charges              35.9x    32.5x    21.0x    10.2x    10.0x     9.4x    11.1x


                                                                 Exhibit 12.2


                              COOPER TIRE & RUBBER COMPANY

                   COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                         CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                      SIX      SIX
                                                                     MONTHS   MONTHS
                                   YEARS ENDED DECEMBER 31           ENDED    ENDED
                       -------------------------------------------- JUNE 30, JUNE 30,
                         1994     1995     1996     1997     1998     1998     1999
                       -------- -------- -------- -------- -------- -------- --------

Consolidated income
before income taxes    $208,119 $180,070 $172,092 $194,792 $198,217 $ 94,033 $109,221
Add:
  Interest and
  amortization of
  debt expense            2,680      697    1,654   15,655   15,224    7,613    7,499
  Interest portion
  of rental expense       2,078    2,232    2,414    3,693    4,849    2,509    2,243
                        -------  -------  -------  -------  -------  -------  -------

  Total earnings       $212,877 $182,999 $176,160 $214,140 $218,290 $104,155 $118,963
                        =======  =======  =======  =======  =======  =======  =======

Fixed charges:
Interest and
  amortization of
  debt expense         $  2,680 $    697 $  1,654 $ 15,655 $ 15,224 $  7,613 $  7,499
  Capitalized interest    1,170    2,694    4,315    1,628    1,694    1,017      940
  Interest portion
  of rental expense       2,078    2,232    2,414    3,693    4,849    2,509    2,243
  Preferred stock
  dividends                   0        0        0        0        0        0        0
                        -------  -------  -------  -------  -------  -------  -------

  Total fixed charges
  and preferred stock
  dividends            $  5,928 $  5,623 $  8,383 $ 20,976 $ 21,767 $ 11,139 $ 10,682

                        =======  =======  =======  =======  =======  =======  =======

Ratio of earnings to
combined fixed charges
and preferred stock
dividends                  35.9x    32.5x    21.0x    10.2x    10.0x     9.4x    11.1x


















                                         106
<PAGE

                                                              Exhibit 23.2




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Cooper Tire & Rubber Company for the registration of securities not to exceed an initial public offering price of $1,200,000,000 and to the incorporation by reference therein of our reports (a) dated February 9, 1999, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company included in its Annual Report (Form 10-K) and (b) dated May 14, 1999, with respect to the financial statements and schedules of the Cooper Tire & Rubber Company Thrift and Profit Sharing Plan, the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Auburn), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (El Dorado), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Bowling Green - Hose), and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Bowling Green - Sealing) included in Amendment No. 1 to the Annual Report (Form 10-K/A), both for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                             ERNST & YOUNG LLP





Toledo, Ohio
October 15, 1999

                                                                 Exhibit 23.3


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 22, 1999 and August 23, 1999 included in The Standard Products Company's Form 10-K for the year ended June 30, 1999 and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP


Detroit, Michigan,
October 13, 1999.

                                                                 Exhibit 24

                             POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, in the capacities indicated, do hereby constitute and appoint Patrick W. Rooney, or Thomas A. Dattilo, or John Fahl, or Stan C. Kaiman as their attorney with full power of substitution and resubstitution for and in their name, place and stead, to sign and file with the Securities and Exchange Commission one or more Registration Statements on Form S-3 pursuant to the Securities Act of 1933, as amended, for the purpose of registering securities of the Company and any and all amendments to said Registration Statement(s) whether such amendments are filed prior or subsequent to the effective date thereof and any exhibits thereto and to file any supplement to any prospectus related thereto and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration(s), with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.

Executed as of October 7, 1999.



--------------------------------           --------------------------------

Arthur H. Aronson, Director                Thomas A. Dattilo, President,
                                           Principal Operating Officer,
                                           Director


--------------------------------           --------------------------------
Edsel D. Dunford, Director                 John Fahl, Director



--------------------------------           --------------------------------
Deborah M. Fretz, Director                 Dennis J. Gormley, Director



--------------------------------           --------------------------------
Stan C. Kaiman, Secretary                  John F. Meier, Director



--------------------------------           --------------------------------
Byron O. Pond, Director                    Patrick W. Rooney, Chairman of
                                           The Board, Principal Executive
                                           Officer, and Director


--------------------------------           --------------------------------
John H. Shuey, Director                    Philip G. Weaver, Vice President
                                           and Principal Financial Officer


--------------------------------
Eileen B. White, Principal
Accounting Officer and
Corporate Controller

                             POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that Cooper Tire & Rubber Company, a Delaware corporation (the "Corporation"), hereby constitutes and appoints Patrick W. Rooney, or Thomas A. Dattilo, or John Fahl, or Stan C. Kaiman as its attorney with full power of substitution and resubstitution for and in its name, place and stead, to sign and file with the Securities and Exchange Commission one or more Registration Statements on Form S-3 pursuant to the Securities Act of 1933, as amended, for the purpose of registering securities of the Company and any and all amendments to said Registration Statement(s) whether such amendments are filed prior or subsequent to the effective date thereof, or any amendments to any exhibits thereto or to file any supplement to any prospectus related thereto and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration(s), with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.

Executed as of October 15, 1999.


COOPER TIRE & RUBBER COMPANY



--------------------------------
Patrick W. Rooney, Chairman of the
Board and Chief Executive Officer



--------------------------------
Stan C. Kaiman, Secretary

                                                                    Exhibit 25



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________


                          THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)


New York                                                            13-4994650
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                    identification No.)

270 Park Avenue
New York, New York                                                       10017
(Address of principal executive offices)                            (Zip Code)

                              William H. McDavid
                               General Counsel
                               270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
          (Name, address and telephone number of agent for service)

                         Cooper Tire & Rubber Company
                (Exact name of obligor as specified in its charter)


Delaware                                                            34-4297750
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                             identification No.)

Lima & Western Avenue                                                    45840
Findlay, Ohio                                                       (Zip Code)
(Address of principal executive offices)

                                Debt Securities
                      (Title of the indenture securities)

                                    GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System, Washington, D.C., 20551

               Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington, D.C., 20429.


          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.	List of Exhibits

	List below all exhibits filed as a part of this Statement of Eligibility.

	1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

	2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

	3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

	4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

	5.  Not applicable.

	6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

	7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

	8.  Not applicable.

	9.  Not applicable.

                                 SIGNATURE

	Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15th day of October, 1998.

                                        THE CHASE MANHATTAN BANK

                                        By /s/
                                           -------------------------
                                           F. Springer
                                           Assistant Vice President

                             Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                           The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,

                  at the close of business June 30, 1999, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.




                               Dollar Amounts

ASSETS                                                       in Millions

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin . . . . . . . . . . . . . . . . . . . .  $  13,119
   Interest-bearing balances . . . . . . . . . . . . . . . .      6,761
Securities:
Held to maturity securities. . . . . . . . . . . . . . . . .        892
Available for sale securities. . . . . . . . . . . . . . . .     42,965
Federal funds sold and securities purchased under
   agreements to resell. . . . . . . . . . . . . . . . . . .     32,277
Loans and lease financing receivables:
   Loans and leases, net of unearned income   $130,602
   Less: Allowance for loan and lease losses     2,551
   Less: Allocated transfer risk reserve             0
                                               -------
   Loans and leases, net of unearned income,
   allowance, and reserve. . . . . . . . . . . . . . . . . .    128,051
Trading Assets . . . . . . . . . . . . . . . . . . . . . . .     41,426
Premises and fixed assets (including capitalized leases. . .      3,190
Other real estate owned. . . . . . . . . . . . . . . . . . .         28
Investments in unconsolidated subsidiaries and
   associated companies. . . . . . . . . . . . . . . . . . .        182
Customers' liability to this bank on acceptances
   outstanding . . . . . . . . . . . . . . . . . . . . . . .        901
Intangible assets. . . . . . . . . . . . . . . . . . . . . .      2,010
Other assets . . . . . . . . . . . . . . . . . . . . . . . .     14,567
                                                                -------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .   $286,369
                                                                =======










                                       114

                               LIABILITIES

Deposits
   In domestic offices . . . . . . . . . . . . . . . . . . .   $101,979
   Noninterest-bearing . . . . . . . .  $42,241
   Interest-bearing. . . . . . . . . .   59,738
                                         ------
   In foreign offices, Edge and Agreement
      subsidiaries and IBF's . . . . . . . . . . . . . . . .     76,395
   Noninterest-bearing . . . . . . . .  $ 4,645
   Interest-bearing. . . . . . . . . . . . . . . . . . . . .     71,750

Federal funds purchased and securities sold under
agreements to repurchase . . . . . . . . . . . . . . . . . .      36,604
Demand notes issued to the U.S. Treasury . . . . . . . . . .       1,001
Trading liabilities. . . . . . . . . . . . . . . . . . . . .      30,287

Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases):
   With a remaining maturity of one year or less . . . . . .       3,606
   With a remaining maturity of more than one year
   through three years . . . . . . . . . . . . . . . . . . .          14
   With a remaining maturity of more than three years. . . .          91
Bank's liability on acceptances executed and outstanding . .         901
Subordinated notes and debentures. . . . . . . . . . . . . .       5,427
Other liabilities. . . . . . . . . . . . . . . . . . . . . .      11,247

TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . .     267,552
                                                                 -------

                            EQUITY CAPITAL

Perpetual preferred stock and related surplus. . . . . . . .           0
Common stock . . . . . . . . . . . . . . . . . . . . . . . .       1,211
Surplus (exclude all surplus related to preferred stock) . .      11,016
Undivided profits and capital reserves . . . . . . . . . . .       7,317
Net unrealized holding gains (losses)
on available-for-sale securities . . . . . . . . . . . . . .        (743)
Accumulated net gains (losses) on cash flow hedges . . . . .           0
Cumulative foreign currency translation adjustments. . . . .          16
TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . .      18,817
                                                                 -------
TOTAL LIABILITIES AND EQUITY CAPITAL                            $286,369
                                                                 =======

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                            JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                         WALTER V. SHIPLEY        )
                         WILLIAM B. HARRISON, JR. )  DIRECTORS
                         FRANK A. BENNACK, JR.    )



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